Exhibit 10.2

SUBLEASE

This Sublease (this “Sublease”) is dated November 18, 2010, and is entered into by and between Aricent US, Inc., a Delaware corporation (“Sublessor”), and Telik Inc, a Delaware corporation (“Sublessee”).

Recitals

A. Sublessor has leased certain premises located at 700 Hansen Way, Palo Alto, California (the “Premises”) pursuant to that certain Lease dated March 6, 2008, by and between Sublessor and 700 Hansen LLC (“Master Landlord”), a copy of which is attached hereto as Exhibit A and made a part hereof (the “Master Lease”);

B. The Master Lease is subject to that certain Ground Lease between Master Landlord’s predecessor-in-interest and The Board of Trustees of the Leland Stanford Junior University (“Ground Lessor”), dated March 29, 1977, a copy of which is attached hereto as Exhibit B and made a part hereof (“Ground Lease”); and

C. Sublessee wishes to sublease a portion of the Premises, consisting of approximately 8,620 rentable square feet as depicted on Exhibit C attached hereto and made a part hereof (the “Subleased Premises”) from Sublessor, and Sublessor wishes to sublease the Subleased Premises to Sublessee, pursuant to the terms of this Sublease.

Agreement

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Sublease, and for other valuable consideration which they hereby acknowledge, the parties agree as follows:

1. Defined Terms. Terms used in this Sublease which are not specifically defined herein shall have the meanings set forth in the Master Lease.

2. Sublease of Premises. Sublessee agrees to sublease the Subleased Premises from Sublessor and Sublessor agrees to sublease the Subleased Premises to Sublessee. This Sublease and Sublessee’s rights to the Subleased Premises shall be subject to the terms and conditions of this Sublease, as well as the Master Lease, as they pertain to the Subleased Premises. Sublessee hereby acknowledges and agrees that it has read the Master Lease and hereby agrees to be subject to all the terms and conditions contained therein with respect to the Subleased Premises, except as otherwise provided herein. Sublessor warrants to Sublessee that (a) attached hereto as Exhibit A is a true, correct and complete copy of the Master Lease and that the Master Lease has not been amended or modified, except as reflected in Exhibit A hereto, (b) as of the date of this Sublease, Sublessor has not received any notice of default under the Master Lease and (c) as of the date of this Sublease, the Master Lease is in full force and effect. During the term of this Lease, Sublessee shall have the nonexclusive right, in common with Sublessor, to use only for their intended purposes the common areas (such as driveways, sidewalks, parking areas, loading areas, access roads and lobby, provided that Sublessor shall have exclusive control of the receptionist desk) in the Premises that are designated in the Master Lease as common areas and not leased to or identified for the exclusive use of Sublessor under the terms of this Sublease.

(a) Measurement of Subleased Premises. Sublessee understands and agrees that any reference to square footage of the Subleased Premises is approximate only and includes all interior partitions, columns and exterior walls, and, if applicable, covered areas immediately outside the entry doors or loading docks. Sublessee waives any claim against Sublessor regarding the accuracy of any such measurement and agrees that there shall not be any adjustment in basic rent or operating expenses or other amounts payable hereunder. Sublessor and Sublessee agree that for purposes of this Sublease, and except for the addition or deletion of space to the Subleased Premises by amendment to this Sublease, the rentable square footage of the Subleased Premises shall not change throughout the Term of this Sublease due to any remeasurement of any portion of the Subleased Premises.

3. Commencement Date. This Sublease shall take effect as of 8:00 a.m. PST on November 29, 2010 (the “Commencement Date”). Notwithstanding the foregoing, the written approval of both Master Landlord and Ground Lessor to this Sublease shall be a condition precedent to the Commencement Date and the effectiveness of this Sublease. If Sublessor for any reason does not obtain the written consent of both Master Landlord and Ground Lessor to this Sublease within fifteen (15) calendar days after the date of this Sublease, or if either Master Landlord or Ground Lessor disapproves of this Sublease, this Sublease shall be void for failure of the foregoing condition, and Sublessee shall immediately remove any Sublessee property which may have been moved into the Subleased Premises. In no event shall Sublessee be liable to Sublessor for any loss or damage on account of Sublessor’s failure to obtain such consents. Sublessee acknowledges that Ground Lessor’s consent may be conditioned upon a payment of a surcharge or fee payable to the Ground Lessor (the “Stanford Surcharge”). Sublessee agree to pay, as additional rent, any Stanford Surcharge charged by Ground Lessor solely as a result of this Sublease.

4. Early Occupancy. Sublessee shall be permitted, subject to the terms and conditions of this Sublease, to enter the Subleased Premises solely for the purpose of moving, installing furniture or equipment or performing any approved alterations pursuant to Section 10 from the date hereof to the Commencement Date (the “Early Occupancy Period”). Sublessee’s occupancy of the Subleased Premises during the Early Occupancy Period shall be subject to the following terms and conditions: (a) concurrently with the execution and delivery of this Sublease, and prior to any such early occupancy by Sublessee, Sublessee shall deliver to Sublessor (i) the first installment of Monthly Rent (as defined in Section 6(a)) due under this Sublease, (ii) the Security Deposit (as defined below), and (iii) certificate(s) of insurance evidencing the insurance required pursuant to Section 13 below; (b) Sublessee’s occupancy of the Subleased Premises during the Early Occupancy Period shall be subject to all of the covenants and conditions on Sublessee’s part contained in this Sublease, except for the obligation to pay Monthly Rent; and (c) Sublessee’s early occupancy in no way unreasonably disturbs or unreasonably interferes with Sublessor’s occupancy or use of its remaining portion of the Premises.

5. Expiration Date. The term of this Sublease shall expire on March 31, 2013 (the “Term”). Subject to the provisions of this Sublease, the term of this Sublease shall automatically terminate if the term of the Master Lease terminates for any reason; provided, however, that in the event of any termination of the Master Lease or reentry or dispossession of Sublessor by Master Landlord under the Master Lease, Master Landlord may, at its option, elect to continue this Sublease in effect as a direct lease between Master Landlord and Sublessee, and Sublessee shall, if explicitly requested by Master Landlord, attorn to Master Landlord pursuant to the then executory provisions of this Sublease. Any holdover beyond the expiration or other termination of the Term of this Sublease shall only be with the consent of Sublessor, which consent may be withheld in Sublessor’s sole discretion and the applicable provisions of the Master Lease shall apply to any such holdover.

6. Rent.

(a) Basic Rent. Sublessee shall pay to Sublessor as Basic Rent for the Subleased Premises, in advance and subject to adjustment as provided in Section 6(b) below, the sum of $32,325 on or before the Commencement Date and on or before the first day of each and every successive calendar month. Basic Rent for any partial month shall be payable in advance and shall be prorated at the rate of 1/30th of the monthly Basic Rent per day. The Basic Rent does not include the Stanford Surcharge to the extent assessed due to Sublessee’s occupancy of the Subleased Premises, as provided in Section 31 below.

(b) Escalations. The Basic Rent provided for in paragraph 6(a) shall be increased annually by 3% on each anniversary of the Commencement Date and the monthly Basic Rent for each period shall be as set forth below:

Lease Months 1-12	(Commencement Date-11/30/2011)	$32,325.00

Lease Months 13-24	(12/1/2011-11/30/2012)	$33,294.75

Lease Months 25- 28	(12/1/2012-3/31/2013)	$34,293.59

(c) Expenses. In no event shall Sublessee have any obligation to pay any portion of Taxes or other Operating Costs assessed by Master Landlord to Sublessor pursuant to the Master Lease, provided that for accounting purposes, the parties agree that the Sublessee’s portion of the Operating Expenses and Taxes included in the Basic Rent have been estimated at $0.68 per square foot of the Subleased Premises. Nothing in this subsection (c) shall reduce Sublessee’s obligations to pay for (i) charges imposed on Sublessor by Master Landlord solely due to Sublessee’s breach of a term of this Sublease or Master Lease, (ii) the Stanford Surcharge, or (iii) any amount due under Section 12.

(d) Rent Payment. Basic Rent and all other costs and expenses payable hereunder by Sublessee shall be referred to collectively as “Monthly Rent.” All Monthly Rent payments shall be paid to Sublessor on a monthly basis and are due and payable on the first day of each month. Unless provided otherwise in the Master Lease or herein, all other rent (other than Basic Rent) shall be paid to Sublessor on the earlier of (i) five (5) days before the payment of same is required under the Master Lease, provided that Sublessor will endeavor to provide timely prior written notification of the additional rent and any deadlines for payment demanded by the Master Landlord, or (ii) twenty (20) days following Sublessor’s written demand therefor. Sublessee acknowledges that in the event it is late on payment of an amount due to Sublessor hereunder, it will be subject to late payment penalties as detailed in Section 44 of the Master Lease in accordance with terms of Section 19 below.

7. First Month’s Rent and Security Deposit.

(a) Prepayment. Upon execution of this Sublease, Sublessee shall deliver to Sublessor the first month’s rent in the sum of $32,325.00, which shall apply to the Basic Rent due from the Commencement Date through December 31, 2010.

(b) Security Deposit: Concurrently with Sublessee’s execution of this Sublease, Sublessee shall deposit with Sublessor the sum of $96,975.00 which sum shall be held by Sublessor as a security deposit for the faithful performance by Sublessee of all of the terms, covenants and conditions of this Sublease to be kept and performed by Sublessee. If Sublessee defaults with respect to any provision of this Sublease, including but not limited to, the provisions relating to the payment of Basic Rent, Sublessor may (but shall not be required to) use, apply, or retain all or any part of this security deposit for the payment of any amount which Sublessor may spend as permitted by law by reason of Sublessee’s default of its obligations hereunder or to compensate Sublessor for any other loss or damage which Sublessor may suffer by reason of such default. If any portion of said deposit is so used, Sublessee shall, within ten (10) days after written demand therefor, deposit cash with Sublessor in the amount sufficient to restore the security deposit to its original amount; Sublessee’s failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep this security deposit separate from its general funds and Sublessee shall not be entitled to interest on such deposit. If Sublessee is not in default at the expiration or termination of this Sublease, the security deposit or any balance thereof shall be returned to Sublessee no later than thirty (30) days after Sublessee has vacated the Subleased Premises in accordance with the terms of this Sublease. In the event of an assignment of Sublessor’s interest in this Sublease, Sublessor shall transfer said deposit to Sublessor’s successor in interest, and Sublessee agrees that Sublessor shall thereupon be released from liability for the return of such deposit or any accounting therefor.

8. Condition of the Subleased Premises.

(a) On the Commencement Date, Sublessor shall deliver the Subleased Premises in its then current “as is” condition, with all operating systems and equipment, including without limitation HVAC, electrical, , plumbing, lighting, filing systems, in good working order and repair. Subject to the foregoing, Sublessee represents and warrants that Sublessee has inspected the Subleased Premises, and has independently determined that the Subleased Premises are suitable for its intended uses. SUBJECT TO THE FOREGOING, SUBLESSEE ACCEPTS THE PREMISES “AS IS, WHERE IS,” WITHOUT REPRESENTATION OR WARRANTY BY SUBLESSOR, ALL OTHER REPRESENTATIONS AND WARRANTIES OF SUBLESSOR, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR ANY OTHER KIND ARISING OUT OF THIS SUBLEASE AND THERE ARE AND SHALL BE NO REPRESENTATIONS OR WARRANTIES THAT EXTEND BEYOND THE REPRESENTATIONS AND WARRANTIES, IF ANY, EXPRESSLY SET FORTH IN THIS SUBLEASE. Sublessor shall not be required to make any improvements or repairs to the Subleased Premises, or to provide any Sublessee improvement or other allowance to Sublessee, except as explicitly provided herein. Based solely on the Master Landlord’s obligations in the Master Lease, and subject to all the terms and conditions set forth in the Master Lease related to providing the same, Sublessee shall be provided with the same access, water, heat and air conditioning, that would otherwise be available to and/or enjoyed by Sublessor with respect to the Subleased Premises.

(b) Notwithstanding anything to the contrary, Sublessor shall, at its expense, repair any condition in the Subleased Premises which a governmental agency has identified in writing during twelve (12) month period after the Commencement Date violates the applicable laws, rules, building code, regulation, ordinance, or the Americans with Disabilities Act of 1990 (collectively, the “Laws”), , provided that the violation existed as of the Commencement Date and was not caused by any alteration or modifications made by Sublessee.

9. Use of the Subleased Premises; Compliance with Laws.

(a) Sublessee shall use the Subleased Premises only for research, development and general office and administrative uses, subject to the provisions of the Master Lease.

(b) In addition to the indemnified parties set forth in the Master Lease, Sublessee shall indemnify, defend and hold Sublessor and Master Landlord harmless from and against any and all claims, losses, damages and expenses, including clean-up costs and reasonable attorneys’ fees and expenses, incurred by or asserted against Sublessor or Master Landlord and arising from or relating to (i) any breach or default by Sublessee under this Sublease, (ii) the use or occupancy of the Subleased Premises by Sublessee or its employees, agents, contractors, visitors, licensees or invitees, or (iii) the introduction or use by Sublessee of hazardous or toxic materials, as such materials may be identified in any federal, state or local law or regulation (“Hazardous Substances”) on or about the Subleased Premises, except to the extent such claims, losses, damages and expenses result from the gross negligence or willful misconduct of Sublessor or Master Landlord, or their respective agents, servants or employees. Sublessee hereby assumes all risk of damage to the property of Sublessee in, upon or about the Subleased Premises arising from any cause, and Sublessee hereby waives all claims in respect thereof against Sublessor and Master Landlord, except to the extent any such claims result from the gross negligence or willful misconduct of Sublessor or Master Landlord, as the case may be. Notwithstanding the foregoing, in no event shall Sublessor or Master Landlord be liable under any circumstance for a loss of, or injury to Sublessee’s business, including, without limitation, lost profits. Without limiting or modifying the provisions of Section 21, which in part incorporates the terms of Section 50 of the Master Lease, Sublessee acknowledges that it shall not use any Hazardous Substances in, on or about the Subleased Premises, in a manner that would constitute a breach or violation of any applicable laws or regulations, or the terms and provisions of the Master Lease. Sublessee shall not use any portion of the roof of the building in which the Subleased Premises are located.

(c) Subject to Sublessor’s repair obligations under Section 8(b), and without limiting or modifying the provisions of Section 21, which in part incorporates the terms of Section 7(a) of the Master Lease, Sublessee acknowledges and agrees that it shall, in connection with its use and occupation of the Subleased Premises, and at its sole cost and expense, promptly observe and comply with all laws, statutes, ordinances, building codes and governmental rules, regulations and requirements now or hereafter in effect, including laws now or hereafter enacted.

(d) Disclosure of Hazardous Substances. Sublessee acknowledges that Sublessor has advised Sublessee that detectable amounts of hazardous substances and groundwater contaminants have come to be located beneath and/or in the vicinity of the Subleased Premises. (See, for example, State of California – Department of Toxic Substances Control Remedial Action Orders No. HAS 88/89-030 dated June 2, 1989, and Regional Water Quality Control Board Order No. 94-130, dated September 21, 1994.) Sublessee has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Subleased Premises). Sublessor makes no representation or warranty with regard to the environmental condition of the Subleased Premises.

(e) All articles of personal property, and all business and trade fixtures, machinery and equipment, furniture and movable partitions, if any, owned or installed by Sublessee at its expense in the Subleased Premises shall be and remain the property of Sublessee and may be removed by Sublessee at any time, provided that Sublessee, at its expense, shall repair any damage to the Subleased Premises.

(f) Notwithstanding anything to the contrary contained in this Section 9 but subject to the provisions of subsection (d), Sublessee shall have no responsibility to remove, or liability to Sublessor arising from, any Hazardous Substances located on, in or under the Subleased Premises prior to the Commencement Date, except where caused by Sublessee’s early occupancy.

10. Alterations. In the event Sublessee seeks to perform any alterations (as defined in Paragraph 8 of the Master Lease), the terms of Paragraph 8 shall govern and inure to the benefit of both the Master Landlord and the Sublessor as if the term “Sublessor” were substituted for the term “Landlord” therein and the term “Sublessee” were substituted for “Tenant”.

11. Maintenance. Except for those obligations of Master Landlord under the Master Lease and subject to Section 8(b) herein, Sublessee shall repair and maintain the Subleased Premises and all equipment, systems, and property which are either located within or solely servicing the Subleased Premises, in good and clean order and condition and in every respect as required by the Master Lease. At the expiration or earlier termination of the Term of this Sublease, Sublessee shall surrender the Subleased Premises to Sublessor in as good order and condition as when Sublessee took possession, normal wear and tear and casualty and condemnation excepted, and in the condition required for the surrender of same under the provisions of the Master Lease. In addition, and without limitation of the foregoing, Sublessee shall (a) if Sublessor so requests, remove any improvements or alterations made by Sublessee to the Subleased Premises and repair any damage caused by such removal, and (b) if Sublessor shall so request, leave any improvements or alterations made by Sublessee to the Subleased Premises, except for any trade fixtures or personal property installed or placed by Sublessee in the Subleased Premises. The Sublessee shall also pay in full all utility costs and all carpet cleaning and janitorial costs for the Subleased Premises throughout the full term of the Sublease. Notwithstanding anything to the contrary contained in this Section 11 and exclusive of any damage caused by Sublessee, Sublessor (or Master Landlord to the extent Master Landlord has agreed to take on the following obligations) shall remain responsible for the repair and maintenance of all equipment, systems and property which service the entire Premises (as opposed to solely servicing the Subleased Premises) and Sublessee shall pay its prorated share (based on square footage of the Subleased Premises to the Premises) of the actual costs of such repair and maintenance, provided that if Sublessee contests a repair cost as unreasonably excessive (in light of comparable repair costs within the City of Palo Alto) or inaccurate, Sublessee shall notify Sublessor of its objection prior to the applicable payment due date and the parties will in good faith seek to resolve the dispute within ten (10) days of Sublessor’s receipt of the notice.

(a) Notwithstanding anything to the contrary, Sublessor may elect, at its option, to perform certain repairs or routine maintenance of the systems, such as heating and air conditioning, serving the Subleased Premises and in such event, Sublessee shall pay to Sublessor its proportionate share of the actual and reasonable cost of such maintenance.

(b) Without limiting or modifying the provisions of Section 21, which in part incorporates the terms of Section 9 of the Master Lease, Sublessee hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Sublessor or in lieu thereof to vacate the Subleased Premises as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect.

(c) Except for Section 8(b), Sublessor has no obligation and has made no promise to alter, remodel, improve, repair, maintain, decorate or paint the Subleased Premises or any part thereof or any equipment, fixtures or improvements therein, except as expressly set forth in this Lease. No representations respecting the condition of the Subleased Premises, the Premises or the Building have been made to Sublessee either by Sublessor or by any real estate broker, except as expressly set forth in this Sublease. Sublessee’s obligation to keep the Subleased Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair in accordance with this Section 11 is part of the consideration for Sublessor’s leasing the Subleased Premises to Sublessee.

12. Utilities and Service. Sublessee shall pay for all water, gas, light, heat, power, electricity, telephone, trash pickup and all other services supplied to or consumed on the Subleased Premises. In the event that any service is not metered or billed separately for the Subleased Premises, the cost of such utility or service shall be paid by Sublessee in proportion to the percentage of space occupied by Sublessee of the overall Premises. Sublessor shall have no obligation to furnish interior janitorial services or janitorial services.

13. Entry by Sublessor. Sublessor reserves , and shall at all reasonable times have the right to enter the Subleased Premises (i) to inspect the Subleased Premises, (ii) to supply services to be provided by the Sublessor, (iii) to alter, improve, or repair the Subleased Premises or any portion thereof, and (iv) to carry out maintenance work on or for its internet links installed in the server room located in the Subleased Premises. For each of the foregoing purposes, Sublessor shall at all times have and retain a key with which to unlock all of the doors in, on and about the Subleased Premises (excluding the Sublessee’s vaults, safes and similar areas designated in writing by Sublessee in advance) and Sublessor shall have the right to use any and all means which the Sublessor may deem proper to open the said doors in an emergency in order to obtain entry to the Subleased Premises. Any entry by the Sublessor to the Subleased Premises pursuant to this paragraph 13 shall not under any circumstances be construed as or deemed to be a forcible or unlawful entry into Subleased Premises or an eviction, actual or constructive, of Sublessee from the Subleased Premises or any portion thereof. Notwithstanding the foregoing, except in emergencies, Sublessor shall provide Sublessee with at least 24 (twenty four) hours prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Sublessee’s use of the Subleased Premises. If entry is compelled by an emergency, Sublessor shall inform Sublessee of such entry as soon as reasonably possible.

14. Insurance. Sublessee shall maintain all insurance described in Paragraph 11 of the Master Lease. Any such insurance shall, in addition to the Master Landlord, also name Sublessor as an additional insured there under. The policies and the coverage provided shall be primary, provided that Sublessor, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Sublessor or the other related parties by reason of acts or omissions of Sublessee, and that any coverage carried by Sublessor shall be noncontributory with respect to policies carried by Sublessee. Sublessee hereby waives all claims against Sublessor and Master Landlord, and their respective members, partners, shareholders, trustees, and beneficiaries, and their respective officers, directors, agents, servants, employees and independent contractors for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises arising at any time and from any cause whatsoever other than solely by reason of the gross negligence or willful misconduct of Sublessor or Master Landlord. Prior to the Commencement Date or early occupancy of the Subleased Premises pursuant to Section 4 above, Sublessee shall provide to Sublessor certificates of insurance required by Section 11 of the Master Lease, with endorsements thereto as required by Section 11 of the Master Lease to be furnished within 30 days thereafter.

15. Assignment/Subletting. Notwithstanding anything to the contrary in Sublease, including Section 21, Sublessee may not transfer, assign, encumber or sublease all or any portion of the Subleased Premises or its interest under this Sublease, directly or indirectly, by operation of law or otherwise, or permit the Subleased Premises to be occupied by anyone other than Sublessee. Sublessor acknowledges that the Ground Lease provides that in all cases the Premises may be used by only two (2) users, including Sublessor.

16. Casualty or Taking. In the event of any casualty or the exercise or threatened exercise of the power of eminent domain, any rights to damages or compensation relating to any improvements installed by Sublessor, or which Sublessor may require remain in the Subleased Premises on termination of this Sublease, shall belong to Sublessor in all cases, and any election by Sublessee to terminate the Sublease shall not bind Sublessor with respect to the Master Lease, which Sublessor alone shall exercise any right to terminate the term of the Master Lease. Any condemnation award for any improvements paid for by Sublessee, to the extent Sublessee has the right to remove same from the Subleased Premises on the termination of the term of this Sublease, may be claimed by Sublessee, subject to any rights of Master Landlord under the Master Lease.

17. Signage. Subject to obtaining the prior written consent of Master Landlord and Sublessor, and at the sole expense of Sublessee, Sublessee shall have the right to install a sign on the a lower portion (as identified by Sublessor) of the existing monument in front of the Building, a sign on the left exterior glass of the entry of the main lobby, and a sign on the left side wall in main lobby, with all such signage to be consistent with and no greater in size, location and prominence with the signage of Sublessor. Except as provided in the foregoing sentence, Sublessee shall have no right to maintain signs in any location in, on or about the Subleased Premises or the Premises (including the main desk in the lobby), and shall not place or erect any signs that are visible from the exterior of the Building.

18. Parking. On the terms and subject to the conditions set forth in the Master Lease, Sublessee shall have the right, free of charge, to the non-exclusive use of a pro rata share of the parking spaces allotted per the Master Lease. No parking spaces shall be reserved for the exclusive use of Sublessee. Sublessee shall use such parking spaces solely for parking automobiles of Sublessee’s officers, employees and visitors. At Sublessee’s option, and subject to Master Landlord’s consent, the first five (5) spaces on the west side of the parking lot shall be marked, at Sublessee’s expense, as “visitor” parking and shall not be utilized by Sublessor employees.

19. Use of Existing Furniture. Sublessor shall leave in the Subleased Premises, and Sublessee shall be entitled to use during the term at no additional charge, the cubicles and the desks, chairs, filing cabinets and all other furniture located in private offices, conference rooms, offices, and cubicles within the Subleased Premises as of the date of this Sublease and the data and phone cabling for the private offices in the Subleased Premises as detailed in Exhibit “E” (collectively, the “Furniture”). Sublessee hereby accepts the Furniture in its existing condition, as is, where is and with all faults. The Furniture shall remain the property of Sublessor and shall be returned to Sublessor upon the expiration or earlier termination of this Sublease in the same condition as of the delivery of possession, ordinary wear and tear excepted. Sublessor is not obligated to provide any furniture in the main lobby area and no artwork or plants or other Furniture or any data or phone cabling will be provided.

20. Default.

(a) Any occurrence which would constitute a default of Sublessor under the Master Lease shall apply as well to this Sublease and constitute a default hereunder as if the term “Sublessee” were substituted for the term “Tenant,” and the term “Sublessor” were substituted for the term “Landlord,” except that all periods for the cure of any such failure, breach or default by Sublessee shall be reduced from the time provided therein by five (5) days, but in no event shall the notice period be less than two (2) days.

(b) In the event of a default by the Master Landlord under the Master Lease, Sublessor, at Sublessee’s request, shall make good faith reasonable efforts, at no cost or expense to Sublessor, and without any obligation to commence or continue any such matter, to obtain such performance by Master Landlord of its obligations under the Master Lease. If the Master Landlord fails or refuses to cure any default by Master Landlord under the Master Lease within the time required under the Master Lease for the cure of same, and if such default results in a substantial impairment of Sublessee’s use of the Subleased Premises, then Sublessee shall provide written notice to Sublessor. If Sublessor does not cause such default to be cured within thirty (30) days of receipt of such notice, then Sublessee shall have the right to terminate this Sublease upon 60-days prior written notice, provided that such actions or termination will be Sublessee’s sole and exclusive remedy against Sublessor. To the extent that, as a result of Master Landlord’s default under the Master Lease affecting the Subleased Premises, Sublessor recovers any sum from Master Landlord or is entitled to any abatement, credit, set-off, or offset, such recovery, abatement, credit, set-off, or offset, or the benefit thereof, Sublessor shall, to the extent such sum or benefit relates solely to the Subleased Premises, credit Sublessee the amount of such recovery less any costs (including reasonable attorney’s fees) incurred by Sublessor in obtaining the recovery.

(d) In the event of any default by Sublessor, Sublessee’s exclusive remedy shall be an action for damages. Notwithstanding any other provision of this Lease, neither Sublessor nor any of the other Sublessor affiliates, agents, officers, employees, or shareholders (“Sublessor Parties”) shall have any personal liability under this Lease.

21. Compliance with Master Lease Terms. As to the Subleased Premises, this Sublease is subject to the terms and conditions of the Master Lease and the matters to which the Master Lease are subject and subordinate pursuant to the terms thereof. Except with respect to provisions of this Sublease which are expressly inconsistent with or which modify the Master Lease, Sublessee shall comply with and perform all terms, covenants and conditions of the Master Lease with respect to the Subleased Premises as if Sublessee were the “Tenant” thereunder; provided, however, that Sublessee shall not have the benefits of any of Sublessor’s rights under, nor shall Sublessee be required to perform (and Sublessor shall remain liable for the performance of the obligations of Sublessor, as Lessee under) Master Lease Sections 2, 3, 4, 5, 7(b), 7(c), 11 (first paragraph, clause (ii), with regard to insurance covering leasehold improvements, furniture, fixtures and equipment already installed or present in the Subleased Premises as of the Commencement Date), 12 (first paragraph), 13 (first paragraph), 16, 23 (first paragraph, only with regard to repair and service to the air conditioning and heating system), 48, 55, 56 and 57. In addition, Sublessee hereby assumes and shall be bound by all of the Sublessor’s indemnities (including without limitation, those indemnity provisions set forth in Paragraph 18 of the Master Lease), waivers, covenants and agreements in favor the Master Landlord and contained in the Master Lease accruing from and after the Commencement Date, and the same shall be incorporated in, and applicable to this Sublease by this reference, and shall inure to the benefit of both the Master Landlord and the Sublessor as if the term “Sublessor” were substituted for the term “Landlord” therein. In addition, Sublessor hereby assumes and shall be bound by all of the Master Landlord’s indemnities (including without limitation, those indemnity provisions set forth in Paragraph 18 of the Master Lease), waivers, covenants and agreements in favor the Tenant and contained in the Master Lease accruing from and after the Commencement Date, and the same shall be incorporated in, and applicable to this Sublease by this reference, and shall inure to the benefit of the Sublessee as if the term “Sublessee” were substituted for the term “Tenant” therein. In the event of any default by Sublessee under this Sublease, Sublessor shall have all of the rights and remedies available to the “Landlord” under the Master Lease, all of such rights and remedies being incorporated in this Sublease by this reference. Notwithstanding anything in this Section 19 to the contrary, Sublessor shall not be required to perform the obligations of the Master Landlord under the Master Lease and shall have no liability to Sublessee arising from or related to Master Landlord’s failure to perform any of its obligations under the Master Lease; provided, however, that Sublessor, at Sublessee’s request, shall make good faith efforts, at no cost or expense to Sublessor, to obtain such performance by Master Landlord of its obligations under the Master Lease. Notwithstanding anything in this Section 21 to the contrary, Sublessor shall not be deemed or construed to have undertaken any obligation or liability of the “Landlord” under the Master Lease. Neither Sublessee nor Sublessor shall take any action, nor consent to or permit any action to be taken by any of such party’s employees, agents, contractors, licensees or invitees, that would cause a default under any provision of the Master Lease.

22. Time of Essence. Time is of the essence of this Sublease and each of its provisions.

23. Partial Invalidity. If any term, provision or condition contained in this Sublease shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Sublease shall be valid and enforceable to the fullest extent possible permitted by law.

24. Governing Law. This Sublease shall be construed and enforced in accordance with the laws of the State of California.

25. Brokers. Both parties warrant and represent to each other that no broker other than Newmark Knight Frank for Sublessor and Studley, Inc. for Sublessee (collectively, the “Brokers”) have acted as brokers in this transaction, and Sublessor shall pay all commissions owed to such Brokers as a result of this transaction. Accordingly, both parties further warrant and represent to each other that no brokers (other than the Brokers) are entitled to any commission, finder’s fee, compensation, or remuneration of any type, kind, or nature. Sublessee agrees to indemnify and hold harmless Sublessor from any and all liability, responsibility, claims, damages, costs, and attorney’s fees of any kind or nature incurred or sustained by Sublessor as the result of the claim by any broker than Studley Inc. or any other party or entity for a commission or finder’s fee resulting from the activities or actions of Sublessee. Sublessor agrees to indemnify and hold harmless Sublessee from any and all liability, responsibility, claims, damages, costs, and attorney’s fees of any kind or nature incurred or sustained by Sublessee as the result of (i) the claim by any broker or any other party or entity for a commission or finder’s fee resulting from the activities or actions of Sublessor and (ii) Sublessor’s failure to pay all commissions owed to the Brokers pursuant to written agreements between the Brokers and Sublessor.

26. Attorneys’ Fees. In the event of any litigation by either party to enforce any term of this Sublease or the Master Lease, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys’ fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

27. Notices. Any notice required or given under this Sublease shall be in writing to each party at the address as set forth below, by hand delivery, electronic facsimile, overnight courier, or by certified mail, postage prepaid, return receipt requested, effective upon delivery to the address specified below. The addresses of each party shall be changed by notice given the other party in accordance with the provisions of this Section 26.

To Sublessor:	Aricent US Inc.
700 Hansen Way
Palo Alto, CA 94304
Attn: General Counsel
With a copy to:

Aricent US Inc.
1 Tower Center
East Brunswick, New Jersey 08816
Attn: General Counsel

To Sublessee:	Telik Inc. 3165 Porter Drive, Palo Alto, CA 94304
[Before the Commencement Date]

Telik Inc.
700 Hansen Way,
Palo Alto, CA 94304
[After the Commencement Date]

28. No Renewal Term. Sublessee acknowledges that notwithstanding anything in the Master Lease, this Sublease does not include any right of renewal.

29. Submission Of Lease. The submission of this Sublease to Sublessee is not an offer to sublease the Subleased Premises, or an agreement by Sublessor to reserve the Subleased Premises for Sublessee. Sublessor and Sublessee will not be bound to Sublessee until Sublessee has duly executed and delivered duplicate original leases to Sublessor and Sublessor has duly executed and delivered one of those duplicate original leases to Sublessee.

30. Intentionally Deleted.

31. Ground Lease. This Lease and the obligations of Sublessor and Sublessee are conditioned upon the receipt by Sublessor at no cost to Sublessor prior to the Commencement Date written consent to assignment from the Ground Lessor, which may include a requirement to pay a surcharge or fee payable to the Ground Lessor (the “Stanford Surcharge”). Sublessee hereby agrees to indemnify, defend and hold Sublessor harmless from any loss, cost or other liability that Sublessor may incur if any default by Sublessee under this Sublease results in the breach of any term or condition contained in any consent document received from the Master Landlord or Ground Lessor. Sublessor hereby agrees to indemnify, defend and hold Sublessee harmless from any loss, cost or other liability that Sublessee may incur if any default by Sublessor under this Sublease results in the breach of any term or condition contained in any consent document received from the Master Landlord or Ground Lessor.

32. Master Landlord’s Consent. Master Landlord’s written consent is required.

33. Limitation on Sublessee’s Liability. Notwithstanding anything to the contrary in this Sublease or in any other document or instrument executed in connection with this Sublease, it is expressly understood and agreed that (a) none of the past, present or future partners of Sublessee or past, present or future shareholders of any of the corporate partners of Sublessee shall be personally liable for the payment or performance of any such duties, responsibilities, liabilities or obligations, (b) no past, present or future partner of Sublessee shall be named in any suit or other judicial proceeding of any kind or nature whatsoever brought against Sublessee with respect to the duties, responsibilities or obligations of Sublessee under this Sublease, and any such suit or other judicial proceeding shall be limited to the enforcement of the rights of Sublessor with respect to the then undistributed assets of Sublessee, and (c) no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, property or funds of any of the past, present or future partners of Sublessee or past, present or future shareholder of any corporate partner of Sublessee.

34. No Material Interference. Subject to Sublessor’s rights under Section 14 of the Master Lease, as incorporated herein, and provided that Sublessee is not in default of this Sublease or the Master Lease, Sublessor shall use good faith efforts to perform its obligations hereunder and occupy and use the Common Areas and portion of Premises not included the Subleased Premises in a manner which does not materially interfere with Tenant’s permitted use of the Subleased Premises.

35. Master Lease.

(a) Each party hereby agrees that it shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or Ground Lease, or which would cause the Master Lease or Ground Lease to be terminated or forfeited due to the party’s default thereof.

(b) Except as otherwise provided for herein, each party agrees that it shall not, without the other party’s written consent, voluntarily modify or amend the Master Lease to: (i) increase either party’s obligations under this Sublease; (ii) increase or decrease the Term of this Sublease; or (iii) decrease the rentable square feet of the Subleased Premises, except where permitted by Master Landlord pursuant to the terms of the Sublease (e.g., eminent domain).

36. Special Notice. Should either party receive any notice of default under the Master Lease from Master Landlord, such party shall promptly cause a copy of such notice of default to be transmitted via facsimile to the other party at the fax number provided above as well as mailing a copy to such other party at the addresses provided above, provided that such requirement shall be deemed waived in any instance where the notice of default reflects on its face that it is being sent simultaneously to Sublessor and Sublessee. Any further written communications between the parties and the Master Landlord regarding the status of such default shall be similarly noticed via facsimile and mail as provided in this subparagraph.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first set forth above.

SUBLESSOR: ARICENT US, INC. a Delaware Corporation		SUBLESSEE: TELIK INC. a Delaware Corporation

By:	/s/ Shawn Soderberg	By:	/s/ Cynthia M. Butitta

Name:	Shawn Soderberg	Name:	Cynthia M. Butitta
Title:	President	Title:	COO & CFO

EXHIBIT A

MASTER LEASE

LEASE

BY AND BETWEEN

700 HANSEN LLC

AS LANDLORD

AND

ARICENT US, INC.

AS TENANT

-i-

Table of Contents

(continued)

-ii-

LEASE

THIS LEASE (the “Lease”) is made this 6th day of March, 2008 (the “Date of Execution”), by and between 700 Hansen LLC, a California Limited liability company (formerly Hansen Properties, a California Limited partnership) (“Landlord”) and Aricent US, Inc., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

Landlord leases to Tenant and Tenant leases from Landlord the certain building consisting of approximately nineteen thousand four hundred (19,400) square feet constructed on that certain real property commonly known as 700 Hansen Way, Palo Alto, California, (the “Premises”), more particularly described in Exhibit “A” and Exhibit “B”. As used herein the term Premises shall mean and include all of the land described in Exhibit B-1 and all of the land referred to as “the Strip” as described in Exhibits B-2 and B-3 and all the buildings, improvements, fixtures and equipment now or hereafter situated on said land as described in Exhibits A, B, B-1, B-2 and B-3.

Tenant covenants, as a material part of the consideration of this Lease, to perform and observe each and all of the terms, covenants, and conditions set forth below, and this Lease is made upon the condition of such performance and observance.

1.	USE

Subject to the restrictions contained in paragraph 6 hereof, Tenant shall use the Premises for research, development and general office and administrative uses and shall not use or permit the Premises to be used for any other purpose without Landlord’s consent which consent shall not be unreasonably withheld. Tenant agrees that it shall be reasonable for Landlord to condition any consent to any change in use upon Tenant’s payment of the Stanford Surcharge described in paragraph 3(c), below, that may be imposed as a result of such change in use. Except as provided herein, Tenant shall have access to the Premises, Common Areas and any parking facilities located on the Common Area (as defined in paragraph 15, below) on a twenty-four (24) hour basis, seven (7) days a week.

2.	TERM

(a) The term shall be for five (5) years (unless sooner terminated as hereinafter provided) and, subject to paragraph 3, below, shall commence on April 1, 2008 (the “Commencement Date”).

(b) Tenant may, at its option, take early possession of the Premises, provided Landlord and Tenant have executed and delivered this lease. Notwithstanding such early possession, Tenant shall not be required to pay basic rent or operating costs prior to July 1, 2008. Tenant’s possession of the Premises pursuant to this paragraph shall be subject to all the terms and conditions of this lease. Prior to taking possession of the Premises, Tenant shall provide Landlord with proof that Tenant has satisfied Tenant’s insurance requirements as set forth in paragraph 11 of this lease.

3.	POSSESSION

(a) If Landlord for any reason cannot deliver possession of the Premises to Tenant by the date of commencement set forth in paragraph 2, this Lease shall not be void or voidable, Landlord shall not be liable to Tenant for any loss or damage on account thereof and Tenant shall not be liable for rent or operating costs until Landlord delivers possession of the Premises. If the term commences on a date other than the date specified in paragraph 2 above, then the parties shall immediately execute an amendment to this Lease stating the actual date of commencement and the revised expiration date. The expiration date of the term shall be extended by the same number of days that Tenant’s possession of the Premises was delayed from that set forth in paragraph 2. If Landlord is unable to deliver possession of the Premises before May 31, 2008, Tenant or Landlord may terminate the Lease without any further liabilities or obligations to the other.

(b) Tenant’s inability or failure to take possession of the Premises when delivered by Landlord shall not delay the commencement of the term of this Lease or Tenant’s obligation to pay rent.

(c) This Lease and the obligations of Landlord and Tenant hereunder are conditioned upon the receipt by Landlord at no cost to Landlord within fifteen (15) days of the Date of Execution of a written consent to assignment from the Ground Lessor described in paragraph 58, below, which consent must contain an express waiver of surcharge or fee payable to the Ground Lessor (the “Stanford Surcharge”). In the event the Ground Lessor imposes the Stanford Surcharge as a result of this Lease, then Tenant may, at the sole election, maintain this Lease in full force and effect by agreeing in writing within five (5) days of receipt of notice of the imposition of the Stanford Surcharge to pay the Stanford Surcharge in full as additional base rent hereunder. If the Ground Lessor fails to consent to this Lease by the Commencement Date or of the Ground Lessor consents to this Lease but imposes the Stanford Surcharge and Tenant does not agree to pay the Stanford Surcharge in a timely manner, this Lease shall terminate without notice or further documentation and each party shall be relieved of any further liability hereunder except for the surviving effect of the indemnity provision of paragraph 18 that govern any early entry onto the Premises by Tenant pursuant to the terms of paragraph 2(a), above. Tenant hereby agrees to indemnify, defend and hold Landlord harmless from any loss, cost or other liability that Landlord may incur if any default by Tenant under this Lease results in the breach of any term or condition contained in any consent document received from the Ground Lessor.

1.

4.	MONTHLY RENT

(a) Basic Rent. From and after July 1, 2008, Tenant shall pay to Landlord as basic rent for the Premises, in advance and subject to adjustment as provided in paragraph 5, the sum of Seventy Six Thousand Six Hundred and Thirty and 00/100 Dollars ($76,630.00) on or before the first day of the first full calendar month of the term and on or before the first day of each and every successive calendar month. Basic rent for any partial month shall be payable in advance and shall be prorated at the rate of 1/30th of the monthly basic rent per day.

(b) Operating Costs. In addition to basic rent, and as additional rent, Tenant shall pay to Landlord, subject to adjustments and reconciliation as provided in paragraph 16 of this Lease, on or after July 1, 2008, and on the first day of each and every succeeding, calendar month, the operating costs for the Premises incurred by Landlord as provided for in paragraph 16 of this Lease. Payment of operating costs for any partial month shall be payable in advance and shall be prorated at the rate of 1/30th of the monthly payment of common area charges per day. Landlord’s estimate for operating costs (exclusive of utility and service costs described in paragraph 12 and carpet cleaning and janitorial costs) for July 2008 is Eight Thousand and Three Hundred and Sixty-Five and 00/100 Dollars ($8,365.00). Notwithstanding the foregoing, Tenant shall pay directly and in full all utility and service costs described in paragraph 12 and all carpet cleaning, and janitorial costs during the entire term of this lease (including without liability, the period from the earlier of the Commencement Date or the date Tenant takes early possession pursuant to paragraph 2(a), above, until June 30, 2008).

(c) Manner and Place of Payment. All payments of basic rent, operating costs and all other additional rent shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, at the office of Landlord at 360 S. San Antonio Road, Suite 14, Los Altos, California 94022 or to such other person or place as Landlord may from time to time designate in writing.

(d) First Month’s Basic Rent and Operating Costs. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord, the sum of Eighty Thousand Eight Hundred and Twelve and 50/100 Dollars ($80,812.50), to be applied against the basic rent and operating costs for the month of July 2008.

(e) Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the sum of Eighty Thousand Eight Hundred and Twelve and 50/100 Dollars ($80,812.50), which sum shall be held by Landlord as a security deposit for the faithful performance by Tenant of all of the terms, covenants and conditions of this Lease to be kept and performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to, the provisions relating to the payment of basic rent and common area charges, Landlord may (but shall not be required to) use, apply, or retain all or any part of this security deposit for the payment of any amount which Landlord may spend by reason of Tenant’s default of its obligations hereunder or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of such default. If any portion of said deposit is so used, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in the amount sufficient to restore the security deposit to its original amount; Tenant’s failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit. If Tenant is not in default at the expiration or termination of this Lease, the security deposit or any balance thereof shall be returned to Tenant no later than thirty (30) days after Tenant has vacated the Premises. In the event of termination of Landlord’s interest in this Lease, Landlord shall transfer said deposit to Landlord’s successor in interest, and Tenant agrees that Landlord shall thereupon be released from liability for the return of such deposit or any accounting therefor.

5.	ADJUSTMENT OF BASIC RENT

(a) The basic rent provided for in paragraph 4(a) shall be adjusted annually on each anniversary of the Commencement Date and the monthly basic rent for each period shall be as set forth below:

Lease Months 1-3	(4/1/08-6/30/08)	$0

Lease Months 4-12	(7/1/08-3/31/09)	$76,630.00

Lease Months 13-24	(4/1/09-3/31/10)	$78,928.90

Lease Months 25-36	(4/1/10-3/31/11)	$81,296.77

Lease Months 37-48	(4/1/11-3/31/12)	$83,735.67

Lease Months 49-60	(4/1/12-3/31/13)	$86,247.74

(b) Basic rent shall also include the Stanford Surcharge, if applicable, in the manner described in the manner described in paragraph 4(a), above, and/or paragraph 19(i), below).

6.	RESTRICTION ON USE

Tenant shall not do or permit to be done in or about the Premises nor bring or keep or permit to be brought or kept in or about the Premises, anything which is prohibited by or will in any way increase the existing rate of, or otherwise affect, fire or any other insurance covering the Premises or any part thereof, or any of its contents, or will cause a cancellation of any insurance covering the Premises or any part thereof, or any of its contents. Tenant shall not do or permit to be done anything in or about the Premises which will constitute waste or which will in any way obstruct or interfere with the rights of other tenants, business invitees or occupants of the

2.

Premises or injure or annoy them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in or about the Premises. No loudspeaker or other device, system or apparatus which can be heard outside the Premises shall be used in or at the Premises without the prior written consent of Landlord. Tenant shall not use the Premises for the preparation, or mixing of anything that might emit any objectionable odor, noise or light into the adjoining premises or Common Area. Tenant shall not do anything on the Premises that will cause damage to the Premises and Tenant shall not overload the floor capacity of the Premises. No machinery, apparatus or other appliance shall be used or operated in or on the Premises that will in any manner injure, vibrate or shake the Premises. Landlord shall be the sole judge, of whether such odor, noise, light or vibration is such as to violate the provisions of this paragraph. No waste materials or refuse shall be dumped upon or permitted to remain upon any part of the Premises except in trash containers placed inside exterior enclosures designated for that purpose by Landlord, or where otherwise designated by Landlord; and no toxic or hazardous materials shall be disposed of through the plumbing or sewage system. No materials, supplies, equipment, finished products or semi-finished products, raw materials or articles of any nature shall be stored or permitted to remain outside of the building proper. No retail sales shall be made on the Premises.

7.	COMPLIANCE WITH LAWS

(a) Provided that Landlord has complied with its obligations under paragraph 7(c), below, Tenant shall, in connection with its use and occupation of the Premises, at its sole cost and expense, promptly observe and comply with (i) all laws, statutes, ordinances, building codes and governmental rules, regulations and requirements now or hereafter in effect, including laws now or hereafter enacted requiring structural modification to the Premises or the Common Area as a result of the general occupancy of or specific use of the Premises by Tenant or its employees, invitees, contractors or successors, (ii) with the requirements of any board of fire underwriters or other similar body now or hereafter constituted and (iii) with any direction or occupancy certificate issued pursuant to law by any public authority, provided, however, that no such failure shall be deemed a breach of these provisions if Tenant, immediately upon notification, commences forthwith to remedy or rectify said failure. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether or not Landlord is a party thereto) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. This Lease shall remain in full force and effect notwithstanding any loss of use or other effect on Tenant’s enjoyment of the Premises by reason of any governmental laws, statutes, ordinances, rules, regulations and requirements now or hereafter in effect.

(b) Without limiting the generality of the foregoing, Landlord and Tenant hereby acknowledge that the Americans with Disabilities Act and Title 24 of the Code of California Regulations (“Handicap Access Laws”) may affect Tenant’s use and occupancy of the Premises and require Tenant to modify or alter the design, layout or other physical elements of the interior of the Premises or provide auxiliary aids and services in connection with is business operations. Without reducing Landlord’s obligations under paragraph 7(c) below, Tenant shall, at Tenant’s sole cost and expense, comply in all respects with the requirements of Handicap Access Laws as it affects Tenant’s use and occupancy of the Premises throughout the term of the lease, as may be extended, including payment of all structural modifications and other compliance costs, whether in the building or in the parking area, access routes or other portions of the Premises.

(c) Notwithstanding the foregoing, Landlord agrees to pay for (a) the cost to bring the ramp from the parking lot situated in the Common Area into the building located on the Premises in compliance with the Handicap Access Laws if and only if such requirement is imposed by the City of Palo Alto on or before December 31, 2008, and (b) the cost to make any improvements to bring the interior of those portions of the building located on the Premises in the same condition that existed as of the Commencement Date into compliance with Handicap Access Laws and building codes required by applicable law, regulation, ordinance or order of any public or quasi-public authority (collectively, the “Code Requirements”), if an only if such interior portions failed to comply with Handicap Access Laws, and other Code Requirements on the Commencement Date and such alterations are imposed by the City of Palo Alto on or before December 31, 2008. In no event shall Landlord pay any cost to bring those portions of the building located on the Premises into compliance with Handicap Access Laws or other Code Requirements to the extent such areas are modified or altered by Tenant whether as a part of Tenant’s initial tenant improvements or otherwise. Except as provided expressly in paragraph 7(c), Landlord has no obligation to bring the Premises or any part thereof, including without limitation, the Common Area into compliance with Handicap Access Laws or any other Code Requirements.

8.	ALTERATIONS

Tenant shall not make or suffer to be made any alteration, addition or improvement to or of the Premises or any part thereof (collectively referred to herein as “alterations”) without (i) the prior written consent of Landlord, (ii) a valid building permit issued by the appropriate governmental authority, if required, and (iii) otherwise complying with all applicable laws, regulations and requirements of governmental agencies having jurisdiction and with the rules, regulations and requirements of any board of fire underwriters or similar body. Any alteration made by Tenant (excluding movable furniture and trade fixtures not attached to the Premises) shall at once become a part of the Premises, and belong to Landlord. Without limiting the foregoing, all heating, lighting, electrical (including all wiring, conduit, outlets, drops, buss ducts, main and subpanels), air conditioning, partitioning, drapery and carpet installations made by Tenant, regardless of how attached to the Premises, together with all other alterations that have become an integral part of the Premises, shall be and become part of the Premises and belong to Landlord upon installation and shall not be deemed trade fixtures, and shall remain upon and be surrendered with the Premises at the termination of the Lease. Landlord shall timely review and respond to Tenant’s request to perform a material alteration, and will notify Tenant in writing whether Landlord approves or disapproves

3.

the alteration within ten (10) business days after receipt of Tenant’s written notice. Landlord shall not unreasonably delay or withhold its consent.

If Landlord consents to the making of any alteration by Tenant, the same shall be made by Tenant at its sole risk, cost and expense, and only after Landlord’s written approval of any contractor or person selected by Tenant for that purpose, and the same shall be made at such time and in such manner as Landlord may from time to time designate. Tenant shall, if required by Landlord, secure at Tenant’s cost a completion and lien indemnity bond for such work. Upon the expiration or sooner termination of the term, Landlord may, at its sole option, require Tenant, at Tenant’s sole cost and expense, to promptly both remove any alteration which was either (i) not approved by Landlord or (ii) was designated by Landlord in writing, to Tenant as a “removable alteration” at the time Landlord approved any plans for the Alterations, and repair any damage to the Premises caused by such removal. Any moveable furniture and equipment or trade fixtures remaining on the Premises at the expiration or other termination of the term shall become the property of the Landlord unless promptly removed by Tenant. In no event shall Tenant be required to remove any of the initial improvements constructed or installed pursuant to Exhibit C.

If during the term, and subject to paragraph 7 above, any alteration, addition or change of the Premises (including without limitation the parking areas and driveways) is required by law, regulation, ordinance or order of any public or quasi-public authority, Tenant, at its sole cost and expense, shall promptly make the same. If during the term any alterations, additions or changes to the Premises (including the Common Area) is required by law, regulation, ordinance or order of any public or quasi-public authority, and it is impractical in Landlord’s judgment for the Tenant to individually make such alterations, additions or changes, Landlord shall make such alterations, additions or changes and the cost thereof shall be an operating cost and Tenant shall pay such operating cost to Landlord as provided in paragraph 16.

9.	REPAIR AND MAINTENANCE

Except as expressly provided below and other than any failure by Landlord to comply with its obligations under paragraph 7(c), above, Tenant shall at its sole cost keep and maintain the entire interior portions of the Premises and every part thereof, including, without limitation plate glass and glazing within the Premises, truck doors, doors and all door hardware, the interior walls and partitions, lighting, and the electrical, mechanical, and plumbing systems. Tenant shall also repair and maintain the heating and air conditioning systems (unless Landlord has elected to keep and maintain the heating and air conditioning systems as provided below) which shall include, without limitation, a periodic maintenance agreement with a reputable and licensed heating and air conditioning service company. Such agreement shall provide for service at least as often as every 90 days. However, if Tenant’s use of the heating or air conditioning systems extends beyond normal business hours (8:00 a.m. to 6:00 p.m.) this service shall be as often as may be reasonably required by Landlord and in any event such service shall meet all warranty enforcement requirements of such equipment and comply with all manufacturer recommended maintenance. Landlord may elect, at its option, to keep and maintain the heating and air conditioning systems of the Premises and in such event, Tenant shall pay to Landlord upon demand the full cost of such maintenance.

Subject to the provisions of paragraphs 16 and 17 below, Landlord shall keep and maintain the roof, structural elements, exterior windows and window frames, and exterior walls of the buildings constituting and Common Area in good order and repair. Tenant may, at its election, maintain and repair exterior windows and window frames at no cost to Landlord. Tenant waives all rights under and benefits of California Civil Code Sections 1932(1), 1933(4), 1941, and 1942 and under any similar law, statute or ordinance now or hereafter in effect. The cost of the repairs and maintenance which are the obligation of Landlord hereunder, including, without limitation, maintenance contracts and supplies, materials, equipment and tools used in such repairs and maintenance shall be an operating cost and Tenant shall pay its percentage share of such operating costs to Landlord as provided in paragraph 16, unless such repairs were required before the Commencement Date; provided, however, that if any repairs or maintenance is required because of an act or omission of Tenant, or its agents, employees or invitees, Tenant shall pay to Landlord upon demand the full cost of such repairs or maintenance.

As used herein, “punchlist items” shall mean minor repairs to painting, carpets, walls and other interior improvements to the Premises as reasonably determined by Tenant and disclosed to Landlord within thirty (30) days of the date Tenant takes possession of the Premises. Landlord shall repair all punchlist items subject to the terms of paragraph 16, below. Except as provided herein, Landlord shall have no obligation to repair items that are not disclosed to Landlord by Tenant in writing within thirty (30) days of the date possession of the Premises is delivered to Tenant.

Notwithstanding anything to the contrary herein, Landlord shall deliver the Premises with the roof, air conditioning and heating (HVAC) systems, lighting and electrical systems, and plumbing system in good working order and repair as of the Commencement Date.

In all circumstances where Landlord seeks to perform repairs to the Premises (including the Common Areas) after the Commencement Date, Landlord shall use good faith efforts to cause all such work to be done in such a manner as to cause as little interference to Tenant as reasonably possible without incurring additional material expense; provided, however, Landlord shall perform any extraordinarily noisy or disruptive work after normal business hours or on weekends to the extent such procedures would be generally followed by operators of other first class office buildings located in Silicon Valley (except to the extent an emergency and/or applicable laws require otherwise, as determined by Landlord in good faith).

4.

10.	LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant, its agents, employees or contractors. Upon Tenant’s receipt of a preliminary twenty (20) day notice filed by a claimant pursuant to California Civil Code Section 3097, Tenant shall immediately provide Landlord with a copy of such notice. Should any such lien be filed against the Premises, Tenant shall give immediate notice of such lien to Landlord. In the event that Tenant shall not, within ten (10) days following the imposition of such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but no obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses (including attorneys’ fees) incurred by it in connection therewith, shall be payable to Landlord by Tenant on demand with interest at the rate of ten percent (10%) per annum or the maximum rate permitted by law, whichever is less. Landlord shall have the right at all times to post and keep posted on the premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises and any other party having an interest therein, from mechanics’ and material men’s liens and like liens. Tenant shall give Landlord at least fifteen (15) days prior notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices. In the event Tenant is required to post an improvement bond with a public agency in connection with any work performed by Tenant on or to the Premises, Tenant shall include Landlord as an additional obligee.

11.	INSURANCE

Tenant, at its sole cost and expense, shall keep in force during the term (i) comprehensive general liability and property damage insurance with a combined single limit of at least Three Million Dollars ($3,000,000) per occurrence insuring against personal or bodily injury to or death of persons occurring in, on or about the Premises and any and all liability of the insured with respect to, the Premises or arising out of Tenant’s maintenance, use or occupancy of the Premises and all areas appurtenant thereto, (ii) direct physical loss-special insurance covering the leasehold improvements in the Premises and all of Tenant’s equipment, trade fixtures, appliances, furniture, furnishings, and personal property from time to time located in, on or about the Premises, with coverage in the amount of the full replacement cost thereof, (iii) Worker’s Compensation Insurance as required by law, together with employer’s liability coverage with a limit of not less than One Million Dollars ($1,000,000) for bodily injury for each accident and for bodily injury by disease for each employee. Tenant’s commercial general liability and property damage insurance and Tenant’s Workers Compensation Insurance shall be endorsed to provide that said insurance shall not be canceled or reduced except upon at least thirty (30) days prior written notice to Landlord and (iv) full replacement cost plate glass insurance. Further, Tenant’s commercial general liability and property damage insurance shall be primary and the commercial general liability policy shall name Landlord and McCandless Simons Company, Inc. and their respective partners, officers, directors and employees and such other persons or entities as possess a financial, property or management interest in the Premises as directed from time to time by Landlord as additional insured using ISO Bureau Form CC20111185 (or a successor form). Tenant’s commercial general liability insurance policy shall contain a severability of interest clause and a cross liability endorsement; shall be endorsed to provide that the limits and aggregates apply per location using ISO Bureau Form CC25041185 (unless such endorsement cannot be obtained at commercially reasonable rates and Tenant in its place and stead provides Landlord with reasonably adequate assurances that claims on other property do not reduce minimum coverage for claims concerning the Premises); and shall be issued by an insurance company admitted to transact business in the State of California and rated A-VII or better in Best’s Insurance Reports (or successor report). The deductibles for all insurance required to be maintained by Tenant hereunder shall be no more than $10,000 per occurrence. The comprehensive general liability insurance carried by Tenant shall specifically insure the performance by Tenant, of the indemnification provisions set forth in paragraph 18 of this Lease, provided, however, nothing contained in this paragraph 11 shall be construed to limit the liability of Tenant under the indemnification provisions set forth in said paragraph 18. If Landlord or any of the additional insured named on any of Tenant’s insurance have other insurance which is applicable to the covered loss on a contributing, excess or contingent basis, the amount of the Tenant’s insurance company’s liability under the policy of insurance maintained by Tenant shall be primary and shall not be reduced by the existence of such other insurance. Any insurance carried by Landlord or any of the additional insured named on Tenant’s insurance policies shall be excess and non-contributing with the insurance so provided by Tenant.

Tenant shall, prior to the earlier of the Commencement Date or the date Tenant takes earlier possession of the premises pursuant to paragraph 2(b), above, provide Landlord with a completed Certificate of Insurance, using a form acceptable in Landlord’s reasonable judgment, attaching thereto copies of all endorsements required to be provided by Tenant under this Lease. Tenant agrees to increase the coverage or otherwise comply with changes in connection with said commercial general liability, property damage, direct physical loss and Worker’s Compensation Insurance as Landlord or Landlord’s lender may from time to time require.

Landlord shall obtain and keep in force a policy or policies of insurance covering loss or damage to the Premise, in the amount of the full replacement value thereof, providing protection against those perils included within the classification of “all risk” insurance, with the increased cost of reconstruction and contingent liability (including demolition), plus a policy of rental income insurance in the amount of one hundred percent (100%) of twelve (12) months’ rent (including sums paid as additional rent) and such other insurance as Landlord or Landlord’s lender may from time to time require. Landlord may, but shall not be obligated to, also obtain flood and/or earthquake insurance. Landlord shall have no liability to Tenant if Landlord elects not to obtain flood and/or earthquake insurance. The cost of all such insurance purchased by Landlord, plus any charges for deferred payment of premiums and the amount of any deductible incurred upon any covered loss within the Premises, shall be operating costs and Tenant shall pay to Landlord such operating costs as provided in paragraph 16. Landlord reserves the right to bill Tenant for insurance separate from operating costs on an annual or semi-annual basis.

5.

Landlord and Tenant hereby mutually waive any and all rights of recovery against one another for real or personal property loss or damage occurring to the Premises, or any part thereof, or to any personal property therein, from perils insured against under fire and extended insurance and any other property insurance policies existing for the benefit of the respective parties so long as such insurance permits waiver of liability and contains a waiver of subrogation without additional premiums.

If Tenant does not take out and maintain insurance as required pursuant to this paragraph 11, Landlord may, but shall not be obligated to, take out the necessary insurance and pay the premium therefor, and Tenant shall repay to Landlord promptly on demand, as additional rent, the amount so paid. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as additional rent, any and all reasonable expenses (including attorney fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance, it being expressly declared that the expenses and damages of Landlord shall not be limited to the amount of the premiums thereon.

12.	UTILITIES AND SERVICE

Tenant shall pay for all water, gas, light, heat, power, electricity, telephone, trash pickup, sewer charges and all other services supplied to or consumed on the Premises. In the event that any service is not separately metered or billed to the Premises, the cost of such utility service or other service shall be an operating cost and Tenant shall pay such operating cost to Landlord as provided in paragraph 16. In addition, the cost of all utilities and services furnished by Landlord to the Common Area shall be an operating cost and Tenant shall pay such operating cost to Landlord as provided in paragraph 16.

Landlord shall, as an operating cost, maintain and keep clean the sidewalks, exterior public corridors and other exterior public portions of the Premises. Landlord further agrees to maintain the parking lot, driveways, landscaping, and other Common Areas in a safe and good working order consistent with other comparable buildings in which the Premises are situated.

Tenant shall pay Landlord, within ten (10) days of being billed therefor, for the removal from the Premises of such refuse and rubbish of Tenant as shall exceed that ordinarily accumulated daily in the routine of business occupancy.

Landlord shall, at Tenant’s expense, provide cleaning and janitorial service in and about the Common Areas, but shall not in the interior of the Premises, from time to time on weekdays (Saturdays, Sundays and holidays excepted) in accordance with standards in office buildings in the area in which the Premises are located. Landlord shall have no obligation to furnish interior janitorial services or trash disposal services within the building situated on the Premises which shall be furnished by Tenant at Tenant’s expense.

Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rent by reason of, the failure of any person or entity to furnish any of the foregoing services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental moratoriums, regulations or other governmental actions, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. In addition, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because of any such failure, and no eviction of Tenant shall result from such failure.

13.	TAXES AND OTHER CHARGES

All real estate taxes and assessments and other taxes, fees and charges of every kind or nature, foreseen or unforeseen, which are levied, assessed or imposed upon Landlord and/or against the Premises, or any part thereof by any federal, state, county, regional, municipal or other governmental or quasi-public authority, together with any increases therein for any reason (collectively, the “Taxes”), shall be an operating cost and Tenant shall pay such operating costs to Landlord as provided in paragraph 16. Landlord reserves the right to bill Tenant for real property taxes separate from operating costs on an annual or semi-annual basis. By way of illustration and not limitation, “other taxes, fees and charges” as used herein include any and all taxes payable by Landlord (other than state and federal personal or corporate income taxes measured by the net income of Landlord from all sources, capital gains taxes, and premium taxes), whether or not now customary or within the contemplation of the parties hereto, (i) upon, allocable to, or measured by the rent payable hereunder including, without limitation, any gross income or excise tax levied by the local, state or federal government with respect to the receipt of such rent, (ii) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any part thereof, (iii) upon or measured by the value of Tenant’s personal property or leasehold improvements located in the Premises, (iv) upon this transaction or any document to which Tenant is a party creating or transferring an interest or estate in the Premises, (v) upon or with respect to vehicles, parking or the number of persons employed in or about the Project, and (vi) any tax, license, franchise fee or other imposition upon Landlord which is otherwise measured by or based in whole or in part upon the Premises or any portion thereof. If Landlord contests any such tax, fee or charge, the cost and expense incurred by Landlord thereby (including, but not limited to, costs of attorneys and experts) shall also be operating costs and Tenant shall pay such operating costs to Landlord as provided in paragraph 16.

Tenant agrees to pay, before delinquency, any and all taxes levied or assessed during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, including carpeting and other property installed by Tenant notwithstanding that such carpeting or other property has become a part of the Premises. If any of Tenant’s personal property shall be assessed with the Premises, Tenant shall pay to Landlord, as additional rent, the amount attributable to Tenant’s personal property within ten (10) days after receipt

6.

of a written statement from Landlord setting forth the amount of such taxes, assessments and public charges attributable to Tenant’s personal property.

14.	ENTRY BY LANDLORD

Landlord reserves, and shall at all reasonable times have, the right to enter the Premises (i) to inspect the Premises, (ii) to supply services to be provided by Landlord hereunder, (iii) to show the Premises to prospective purchasers, lenders or tenants and to put “for sale” or “for lease” signs thereon, (iv) to post notices required or allowed by this Lease or by law, (v) to alter, improve or repair the Premises and any portion thereof, and (vi) to erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising from Landlord’s entry and acts pursuant to this paragraph and Tenant shall not be entitled to an abatement or reduction of rent if Landlord exercises any rights presented in this paragraph. For each of the foregoing purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on and about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises. Any entry by Landlord to the Premises pursuant to this paragraph 14 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the premises or any portion thereof.

Notwithstanding the foregoing, except in emergencies or to provide Building services, Landlord shall provide Tenant with at least twenty-four (24) hours’ prior verbal notice of entry and shall use reasonable efforts to minimize any interference with Tenant’s use of the Premises. Except in emergencies, Landlord will not close the Premises if the repairs or services Landlord seeks to perform can reasonably be completed on weekends and/or after normal business hours.

15.	COMMON AREA; PARKING

Subject to the terms and conditions of this Lease and such rules and regulations as Landlord may from time to time prescribe and so long as such rules and regulations do not conflict with the terms and conditions of this Lease, Tenant and Tenant’s employees and invitees shall have the right to use access roads, parking areas and facilities within the Premises provided and designated by Landlord for the general use and convenience of the occupants of the Premises, which areas and facilities shall include, but not be limited to corridors, stairways, elevator shafts, janitorial rooms, driveways, sidewalks, parking, refuse, landscape and plaza areas, roofs and building exteriors, which areas and facilities are referred to herein as “Common Area.” All references herein to the “Premises” shall include the Common Area. This right to use the Common Area shall terminate upon the termination of this Lease.

Landlord reserves the right from time to time to make changes in the shape, size, location, amount and extent of the Common Area. Landlord shall also have the right at any time to change the name, number or designation by which the Premises are commonly known. Landlord further reserves the right to promulgate such rules and regulations relating to the use of the Common Area, and any part thereof, as Landlord may deem appropriate. The rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant and Tenant shall abide by them and cooperate in their observance. Such rules and regulations may be amended by Landlord from time to time, with or without advance notice.

Tenant shall have the exclusive use of the parking spaces in the Common Area. Tenant may, with Landlord’s reasonable consent, label parking spaces, but it is specifically agreed that Landlord is not responsible for policing any such parking spaces. Tenant shall not at any time park or permit the parking of Tenant’s trucks or other vehicles, or the trucks or other vehicles of others, adjacent to loading areas so as to interfere in any way with the use of such areas; nor shall Tenant at any time park or permit the parking of Tenant’s vehicles or trucks, or other vehicles or trucks of Tenant’s suppliers or others, in any portion of the Common Area not designated by Landlord for such use by Tenant. Tenant shall not park or permit any inoperative vehicle or equipment to be parked on any portion of the Common Area. Tenant shall not permit, allow or place any type of circulars or advertisements on vehicles parking in the Common Area. Tenant shall not use any Common Area, including the space directly adjacent to the Premises, for sales or displays. Landlord agrees that Landlord will not reduce the number of parking spaces located in the Common Area unless required to do so by governmental authority.

Landlord shall operate, manage and maintain the Common Area. The manner in which the Common Area shall be operated, managed and maintained and the expenditures for such operation, management and maintenance shall be customary for a first class office building located in Silicon Valley as determined in the sole discretion of Landlord. The cost of such maintenance, operation and management of the Common Area, including but not limited to landscaping, repair of paving, parking lots and sidewalks, repaving, resurfacing, repairs, replacements, painting, lighting, cleaning, trash removal, roof replacement and repair, heating, ventilating and air-conditioning repair and replacement, fire protection and similar items, non-refundable contributions toward one or more reserves for replacements other than equipment; rental on equipment; security and exterminator services and salaries and employee benefits (including union benefits) of on-site and accounting, personnel engaged in such maintenance and operations management, shall be an operating cost and Tenant shall pay to Landlord all of such operating costs as provided in paragraph 16, excluding any such repairs as were required pursuant to paragraph 7(c), above.

7.

16.	OPERATING COSTS

Subject to paragraph 4(b), above, Tenant shall pay to Landlord, as additional rent, the total operating costs incurred by Landlord in its ownership and operation of the Premises (including the Common Area) as defined below. Operating costs shall be paid by Tenant as follows:

Tenant’s estimated monthly payment of operating costs payable by Tenant during the calendar year in which the term commences is set forth in paragraph 4(b) of this Lease. Prior to the commencement of each succeeding calendar year of the term (or as soon as practicable thereafter), Landlord shall deliver to Tenant a written estimate of Tenant’s monthly payment of operating costs. Tenant shall pay, as additional rent, on the first day of each month during the term in accordance with paragraph 4(b) of the lease, the monthly operating costs as estimated by Landlord. Within one hundred twenty (120) days of the end of each calendar year and of the termination of the Lease (or as soon as practicable thereafter), Landlord shall endeavor to deliver to Tenant a final statement of actual operating costs incurred for the preceding year, provided, however, Landlord’s right to recover Operating Costs shall not be lost if such statement is delivered after such one hundred twenty (120) day period. If such statement shows that Tenant has paid less than the actual operating costs then Tenant shall on demand pay to Landlord the amount of such deficiency. If Tenant fails to pay such deficiency due within ten (10) business days after demand, Tenant shall pay an additional ten percent (10%) of the amount due as a penalty. If such statement shows that Tenant has paid more than the actual operating costs then Landlord shall, at its option, promptly refund such excess to Tenant or credit the amount thereof to the operating costs next becoming due from Tenant. Landlord reserves the right to revise any estimate of operating costs if a total or projected operating costs show an increase or decrease in excess of 10% from any earlier estimate for the same period. In such event, Landlord shall deliver the revised estimate to Tenant, together with an explanation of the reasons therefore, and Tenant shall revise its payments accordingly. Landlord’s and Tenant’s obligation with respect to adjustments at the end of the term or earlier expiration of this Lease shall survive such termination or expiration.

“Operating costs” means the total amounts paid or payable, whether by Landlord or others on behalf of Landlord (but excluding any such costs paid directly by Tenant) in connection with the ownership, maintenance, repair and operations of the Premises (including, without limitation, all areas and facilities within the exterior boundaries of the Premises) as determined by standard accounting procedures. Operating costs shall include, but not be limited to, code compliance costs for which Tenant is responsible but were performed by Landlord pursuant to paragraph 8, above; roof and other structural repair costs, described in paragraph 9, above; Landlord’s insurance described in paragraph 11, above (subject to Landlord’s right to bill Tenant separately for Landlord’s insurance annually or semi-annually on a lump sum basis); utilities and services described in paragraph 12, above; taxes and assessments described in paragraph 13, above (subject to Landlord’s right to bill Tenant separately for real property taxes and assessments, annually or semi-annually on a lump sum basis); common area costs described in paragraph 15, above; the aggregate of the amount paid for all fuel used in heating and air conditioning of the Premises; the amount paid or payable for all electricity furnished by Landlord to the Premises, the cost of periodic relamping and reballasting of lighting fixtures; the amount paid or payable for all hot and cold water; the amount paid or payable for all labor and/or wages and other payments including cost to Landlord of worker’s compensation and disability insurance, payroll taxes, welfare and fringe benefits made to janitors, caretakers, and other employees, contractors and subcontractors of Landlord (including wages of the Premises manager) involved in the operation, maintenance and repair of the Premises, painting for exterior walls of the buildings in the Premises; managerial and administrative expenses estimated at five percent (5%) of all operating costs not paid directly by Tenant; the total charges of any independent contractors employed in the repair, care, operation, maintenance, and cleaning of the Premises; the amount paid or payable for all supplies occasioned by everyday wear and tear; the costs of climate control, window and exterior wall cleaning, telephone and utility costs; the cost of accounting services necessary to compute the rents and charges payable by lessees and keep the books of the Premises; fees for management, legal, accounting, inspection and consulting services; the cost of operating, repairing and maintaining the Premises’ directory board; payments for general maintenance and repairs to the plant and equipment supplying climate control; amortization of the costs, including repair and replacement, of all maintenance and cleaning equipment and master utility meters and of the costs incurred for repairing or replacing all other fixtures, equipment and facilities serving or comprising the Premises which by their nature require periodic or substantial repair or replacement, and which are not charged fully in the year in which they are incurred, at rates on the various items determined from time to time by Landlord in accordance with generally accepted accounting principles; and community association dues or assessments and property owner’s association dues and assessments which may be imposed upon Landlord by virtue of any recorded instrument affecting title to the Premises. Operating costs shall also include, without limitation, the repair and replacement, resurfacing and/or repaving of any paved areas, curbs or gutters within the Premises, the repair and replacement of any equipment or facilities serving or located within the Premises, provided that such equipment or facilities were in good working order at the time of Landlord’s delivery of the Premises to Tenant, and the cost of any capital repairs, replacements or improvements made by the Landlord to the Premises (“Capital Costs”). However, certain Capital Costs shall be includable in operating costs each year only to the extent of that fraction allocable to the year in question calculated by amortizing such Capital Cost over the reasonably useful life of the improvement resulting therefrom, as determined by Landlord, with interest on the unamortized balance at the higher of (i) ten percent (10%) per annum; or (ii) the interest rate as may have been paid by Landlord for the funds borrowed for the purpose of performing the work for which the Capital Costs have been expended, but in no event to exceed the highest rate permissible by law. The Capital Costs subject to such amortization procedure are restricted to the following three categories: (a) replacement or improvement of roof, walls, foundation, exterior walls, demising walls, HVAC systems, electrical systems, plumbing systems and/or other utility systems; (b) those other costs for capital improvements to the Premises of a type which do not normally recur more frequently than every three (3) years in the normal course of operation and maintenance of facilities such as the Premises; and (c) costs incurred for the purpose of reducing other operating expenses or utility costs, from which Tenant can expect a reasonable benefit or that are required by governmental law, ordinance, regulation or mandate, and applicable to the Premises at the time of the original construction and not the obligation of Tenant hereunder. Operating Costs may include any overtime, premium or additional costs

8.

incurred by Landlord to conduct repairs to the Premises after normal business hours or on weekends to the extent such “after hours” procedures (i) would be generally followed by operators of other first class office buildings located in Silicon Valley due to the nature of the repairs and the potential interference with Tenant’s enjoyment of the Premises, (ii) were incurred due to an emergency and/or otherwise required by applicable law, or (iii) were explicitly requested by Tenant.

Notwithstanding anything to the contrary in this Agreement, operating costs shall not include (a) interest or principal payments of mortgage and other non operating debts of Landlord; (b) the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; (c) costs incurred in connection with the sale, financing or refinancing of the Building; (d) fines, interest and penalties incurred due to the late payment of Property Taxes; (e) organizational expenses associated with the creation and operation of the entity which constitutes Landlord; (f) bad debt, rent loss or reserves or bad debts or rent loss; (g) any costs or expenses for which Landlord is otherwise reimbursed by a third party in the normal course of business; (h) legal fees and costs arising from any disputes between Landlord, its employees or agents, which dispute does not pertain to building operations for the benefit of the entire building; (i) legal fees, design fees and construction costs (including permit, license and inspection fees) incurred in connection with the leasing of specific space in the building to new or existing tenants; (j) costs incurred to the extent resulting from the gross negligence or willful misconduct of Landlord or Landlord Parties, as determined by written admission, stipulation, final judgment or arbitration award, except to the extent such costs reflect costs that would have been incurred by Landlord absent such negligence; (k) executive salaries and bonuses paid to any Landlord employees; (l) costs of advertising; (m) overhead and profit increments paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies or materials materially exceed the amounts normally payable for similar goods and services under similar circumstances (taking into account the market factors in effect on the date any relevant contracts were negotiated) in comparable buildings in the Silicon Valley market; (n) purchased art; (o) charitable or political contributions; (p) the cost of any large scale abatement, removal, or other remedial activities with respect to hazardous substances (as defined in paragraph 50(C) below), released on the Premises by Landlord or its agents, employees or contractors; (q) any amounts paid for any ground lease rental; (r) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the exterior of the Premises which is used in providing janitorial or similar services and except to the extent such costs would otherwise be includable in Operating Expenses as set forth in the immediately preceding paragraph; (s) depreciation on the Building (except as specified above); (t) costs of Tenants’ Improvements or the Tenant Improvement Allowance; (u) real estate brokers’ commissions, and/or (v) interest.

During the term of the Lease and for the last year of the term of the Lease, three (3) months after receipt of Landlord’s final statement of operating costs and/or Taxes, Tenant or its authorized employee or representative shall have the right to inspect the books of Landlord relating to operating costs and faxes, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord’s office or at such other reasonable location as Landlord may designate, for the purpose of verifying the amounts charged to Tenant as additional rent; provided that, if Tenant utilizes an independent accountant to perform such review, then such accountant shall be duly qualified to conduct the audit and is not compensated on a contingency basis. Upon receipt of Tenant’s notice of its intent to inspect Landlord’s books, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit, provided that if the audit discloses that the Operating Costs and/or Taxes paid by Tenant were overstated by more than five percent (5%). Landlord shall pay the reasonable professional fees for Tenant’s performance of the audit.

17.	DAMAGE BY FIRE; CASUALTY

(a) In the event the Premises are damaged by any casualty which is fully covered under as insurance policy required to be maintained by Landlord pursuant to paragraph 11 and except as provided in paragraph 17(b), below, Landlord shall be entitled to the use of all insurance proceeds and shall repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect.

(b) In the event the Premises are damaged by any casualty and the cost of repairs is in excess of Two Hundred Fifty Thousand Dollars ($250,000) and (a) the repair and restoration work to be performed by Landlord in accordance with this paragraph 17 cannot, as reasonably estimated by Landlord, be completed within nine (9) months after the occurrence of such fire or other casualty, (b) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Landlord cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (c) the repairs costs are not fully covered under any insurance proceeds, Landlord may, at Landlord’s option, either (i) repair such damage, at Landlord’s expense, as soon as reasonably possible, in which event the Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of Landlord’s intention to cancel and terminate this Lease as of the date specified in such notice, which date shall be not less than ninety (90) days after the date such notice is given, provided, however, that if such damage is caused by an act or omission of Tenant or its agent, servants or employees, then Tenant shall repair such damage promptly at its sole cost and expense. In the event Landlord elects to terminate this Lease pursuant hereto, Tenant shall have the right within ten (10) business days after receipt of the required notice to notify Landlord in writing of Tenant’s intention to repair such damage at Tenant’s expense without reimbursement from Landlord, in which event this Lease shall continue in full force and effect and Tenant shall proceed to make such repairs as soon as reasonably possible. If Tenant does not give such notice within the ten (10) day period, this Lease shall be canceled and terminated as specified in the notice. Landlord shall not be required to repair any injury or damage to (by fire or other cause), or to make any restoration or replacement of, any

9.

of Tenant’s personal property, trade fixtures or property leased from third parties, whether or not the same is attached to the Premises.

(c) If the Premises are totally destroyed during the term from any cause (including any destruction required by any authorized public authority), whether or not covered by the insurance required under paragraph 11, this Lease shall automatically terminate as of the date of such total destruction.

(d) If the Premises are partially or totally destroyed or damaged and Landlord or Tenant repair them pursuant to this Lease, the rent payable hereunder for the period during which such damage and repair continues shall be abated only in proportion to the square footage of the Premises rendered unusable or habitable to Tenant by such damage or destruction. Tenant shall have no claim against Landlord for any damage, loss or expense suffered by reason of any such damage, destruction, repair or restoration of Landlord’s election under this paragraph 17 not in repair or restore such damage or destruction. The parties waive the provisions of California Civil Code sections 1932(2) and 1933(4) (which provisions permit the termination of a lease upon destruction of the leased premises), and hereby agree that the provisions of this paragraph 17 shall govern in the event of such destruction.

(e) In all cases of partial damage to the Premises or Common Area not caused by Tenant, Landlord shall promptly provide Tenant with an estimate of the time to complete the repairs and promptly initiate such repairs, unless the Lease is terminated as provided herein.

(f) Notwithstanding anything to the contrary, if the repairs to the premises on any Common Areas necessary to provide Tenant reasonable access to and use of the Premises cannot be made reasonably useable within nine (9) months from the date of the fire or casualty, then either party shall have the right to terminate this Lease upon written notice to the other within thirty (30) days after receipt of the Landlord’s estimated date of completion of the repairs. Tenant, however, shall not have the right to terminate this Lease if the fire or casualty was caused by the gross negligence or intentional misconduct of Tenant.

18.	INDEMNIFICATION

Landlord shall not be liable to Tenant and Tenant hereby waives all claims against Landlord for any injury to or death of any person or damage to or destruction of property in or about the Premises (including but not limited to damage to person or property caused by water leakage of any character from the roof, walls, ceiling, basement or other portions of the Premises or caused by gas, fire, oil, fumes, electricity, steam or land or structural movement) by or from any cause whatsoever except to the extent caused by negligence or intentional misconduct of Landlord or its agents. Tenant shall immediately notify Landlord of any defect in the Premises.

Except as to injury to persons or damage to property caused by the negligence or intentional misconduct of Landlord or its agents, Tenant shall indemnify and hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including attorneys’ and experts’ fees) arising out of any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises from any cause whatsoever or on account of the use, condition, occupational safety or occupancy of the Premises. Tenant shall further indemnify and hold Landlord harmless from and defend Landlord against any claim, liability, loss, damage or expense (including reasonable attorney fees) arising (i) from Tenant’s use of the Premises or from the conduct of its business or from any activity or work done, permitted or suffered by Tenant or its agents, invitees, contractors or employees in or about the Premises or Project, (ii) out of the failure of Tenant to observe or comply with Tenant’s obligation to observe and comply with laws or other requirements as set forth in paragraph 7, (iii) by reason of Tenant’s use, handling, storage or disposal of toxic or Hazardous Materials or waste, (iv) by reason of any labor or service performed for, or materials used by or furnished to, Tenant or any contractor engaged by Tenant with respect to the Premises, or (v) from any other act, neglect, fault or omission of Tenant or its agents, employees, contractors or invitees. The provisions of this paragraph 18 shall survive the expiration or earlier termination of this Lease.

Notwithstanding the foregoing, except to the extent caused by any negligent act, omission, or willful misconduct of Tenant or any of Tenant’s employees, officers, visitors, agents or invitees or the breach of Tenant’s obligations under the Lease, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents (“Tenant Parties”) harmless against and from any injury to or death of any person or damage to or destruction of property occurring in, on or about the Premises, which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Parties by any third party and arising out of or in connection with the negligent acts or omissions (including violations of applicable law) or breach of the terms of this Lease by Landlord.

19.	ASSIGNMENT AND SUBLETTING

(a) Tenant shall not voluntarily assign, encumber or otherwise transfer its interest in this Lease or the Premises, or sublease all or any part of the Premises, or allow any other person, concessionaire or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s written consent (which consent in the case of assignment or subletting shall not be unreasonably withheld and which consent in all other instances may be withheld by Landlord for any reason or no reason) and otherwise complying with the requirements of this paragraph 19. Except as provided in paragraph 19(i), below, Landlord will respond to any request to consent for any transfer within thirty (30) days of receipt from Tenant of complete information on the transfer and the proposed transferee. Any assignment, encumbrance or sublease without Landlord’s consent, shall constitute a default.

10.

(b) If Tenant desires to sublet or assign all or any portion of the Premises, Tenant shall give Landlord written notice thereof, specifying the projected commencement date of the proposed sublet or assignment (which date shall be not less than thirty (30) days or more than ninety (90) days after the date of such notice), the portions of the Premises proposed to be sublet or assigned, and the identity of the proposed assignee or subtenant. Tenant shall further provide Landlord with such other information concerning the proposed assignee or subtenant as reasonably requested by Landlord. Any proposed assignee or sublessor must agree to assume and agree to perform all the covenants and conditions of Tenant under this lease. In the case of any proposed assignment, or in the case of a proposed sublet of one hundred percent (100%) or more of the Premises at a time when Tenant has not occupied the Premises, or if the proposed sublet is for one hundred percent (100%) or more of the Premises for a sublet term ending within the last twelve (12) months of the term of this Lease. Landlord shall have the right, exercisable by written notice to be delivered to Tenant within thirty (30) days of receipt of Tenant’s notice, to terminate this Lease effective as of the date specified in Tenant’s notice as the proposed commencement date of the assignment or sublease. If Landlord does not elect to terminate this lease and if Landlord consents in writing to the proposed assignment or sublet (regardless of whether Landlord had a termination right), Tenant shall be free to assign or sublet all or a portion of the Premises subject to the following conditions: (i) any assignment or sublease shall be on the same terms set forth in the notice given to Landlord; (ii) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the premises or sublet premises until an executed counterpart of such sublease has been delivered to Landlord; (iii) no subtenant shall have a further right to sublet; (iv) fifty percent (50%) of any sums or other economic consideration received by Tenant as a result of such assignment or sublet (except rental or other payments received which are attributable to the amortization over the term of this lease of the cost of leasehold improvements constructed for such assignees or subtenant, reasonable attorney fees, services offered to such sublessee, and brokerage fees) whether denominated rentals or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this lease (prorated to reflect obligations allocable to that portion of the Premises subject to a sublease) (collectively, “excess rent”) shall be payable to Landlord as additional rent under this lease without affecting or reducing any other obligation of Tenant hereunder; and (v) no sublet or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Tenant shall pay to Landlord promptly upon demand as additional rent, Landlord’s actual attorneys’ fees and other costs incurred for reviewing, processing or documenting any requested assignment or sublease, whether or not Landlord’s consent is granted, which shall not exceed $1750 per request.

(c) Except as provided in paragraph 19(h), below, if Tenant is a corporation any dissolution, merger, consolidation or other reorganization of Tenant or the sale or other transfer of a controlling percentage of the capital stock of Tenant or the sale of more than fifty percent (50%) of the value of Tenant’s assets within any twelve (12) month period shall be an assignment of this Lease subject to all the conditions of this paragraph 19. The term “controlling percentage” means the ownership of, and the right to vote, stock possessing more than 50% of the total combined voting power of all classes of Tenant’s capital stock issued, outstanding and entitled to vote. This paragraph shall not apply if Tenant is a corporation the stock of which is traded through a national exchange.

(d) [DELETED]

(e) The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or sublet shall not be deemed consent to any subsequent assignment or sublet. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor, Landlord may consent to subsequent assignments or sublets of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

(f) No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment: (i) if Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Act in which Tenant is the bankrupt; (ii) if a writ of attachment or execution is levied on this Lease; or (iii) if, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises. An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

(g) Tenant immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this lease, all rent from any subletting of all or a part of the Premises as permitted by this lease, and Landlord, as assignee and as attorney-in-fact for Tenant, or a receiver of Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this lease; except that, until the occurrence of an act or default by Tenant. Tenant shall have the right to collect such rent, subject to promptly forwarding to Landlord any portion thereof to which Landlord is entitled pursuant to this paragraph 19.

(h) Notwithstanding anything to the contrary, Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an “Ownership Change”) or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord and without the requirement to pay any excess rent pursuant to this paragraph 19, provided that all of the following conditions are satisfied (a “Permitted Transfer”): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant’s successor shall own all or substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant’s net worth as of the date of this Lease; (c) the use of the Premises remains unchanged and otherwise in compliance with the terms of this Lease, and (d) the transferee assumes this Lease in writing in a form approved by Landlord which

11.

approval Landlord shall not unreasonably withhold. “Affiliate” shall mean an entity controlled by, controlling or under common control with Tenant.

(i) Landlord acknowledges that it is Tenant’s intent to sublease approximately fifty-five percent (55%) of the Premises. Tenant acknowledges that under the terms of the Ground Lease the Premises may be used by only two (2) users. Notwithstanding the terms of paragraph 19(b), Landlord agrees that Landlord shall respond to any request for consent to the initial sublease described in this paragraph 19(i) within fifteen (15) days of receipt of all information on the subtenant and the proposed sublease. Tenant acknowledges that any such subtenant requires also Ground Lease written approval and Landlord has no control over the availability or timing of receipt of Ground Lease approval. Tenant further acknowledges that Landlord may reasonably condition its approval of any sublease upon Tenant’s agreement to pay the Standard Surcharge if and when imposed by the Master Lessor.

20.	DEFAULT

The occurrence of any of the following shall constitute a default by Tenant: (i) failure of Tenant to pay any rent or other sum payable hereunder within five (5) business days of when due; (ii) vacation or abandonment of the Premises (Tenant’s failure to occupy and conduct business in the Premises for fourteen (14) consecutive days shall be deemed an abandonment); or (iii) failure of Tenant to perform any other term, covenant or condition of this Lease if the failure to perform is not cured within thirty (30) days after notice thereof has been given to Tenant (provided that if such default cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if Tenant commences to cure such failure to perform within the thirty (30) day period and diligently and in good faith continues to cure the failure to perform). The notice referred to in clause (iii) above shall specify the failure to perform and the applicable lease provision and shall demand that Tenant perform the provisions of this Lease within the applicable period of time. No notice shall be deemed a forfeiture or termination of this Lease unless Landlord so elects in the notice. No notice shall be required in the event of abandonment or vacation of the Premises.

In addition to the above, the occurrence of any of the following events shall also constitute a default by Tenant: (i) Tenant makes a general assignment for the benefit of creditors (for purposes of determining whether Tenant is not paying its debts as they become due, a debt shall be deemed overdue upon the earliest to occur of the following: thirty (30) days from the date a statement therefor has been rendered; the date on which any action or proceeding therefor is commenced; or the date on which a formal notice of default or demand has been sent); and (ii) any financial statements given to Landlord by Tenant, any assignee of Tenant, subtenant of Tenant, any guarantor of Tenant, or successor in interest of Tenant (including, without limitation, any schedule of Tenant’s aged accounts payable) are materially false.

In the event of a default by Tenant, then Landlord, in addition to any other rights and remedies of Landlord at law or in equity, shall have the right either to terminate Tenant’s right to possession of the Premises (and thereby terminate this Lease) or, from time to time and without termination of this Lease, to relet the premises or any part thereof for the account and in the name of Tenant for such term and on such terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises.

Should Landlord elect to keep this lease in full force and effect, Landlord shall have the right to enforce all of Landlord’s rights and remedies under this Lease, including but not limited to the right to recover and to relet the Premises. If Landlord relets the Premises, then Tenant shall pay to Landlord, as soon as ascertained, the costs and expenses incurred by Landlord in such reletting and in making alterations and repairs. Rentals received by Landlord from such reletting shall be applied (i) to the payment of any indebtedness due hereunder, other than basic rent and common area charges, from Tenant to Landlord; (ii) to the payment of the cost of any repairs necessary to return the Premises to good condition normal wear and tear excepted, including the cost of alterations and the cost of storing any of Tenant’s property left on the Premises at the time of reletting, and (iii) to the payment of basic rent or common area charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future rent or damages in the event of termination as the same may become due and payable hereunder and the balance, if any at the end of the term of this Lease, shall be paid to Tenant. Should the basic rent and operating costs received from time to time from such reletting during any month be less than that agreed to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reletting of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant or unless the termination hereof is decreed by a court of competent jurisdiction. Notwithstanding any such reletting, without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach, provided it has not been cured. Landlord shall have the remedy described in California Civil Code section 1951.4 (Landlord may continue the lease in effect after Tenant’s breach and abandonment and recover as rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy it may have, it shall have the immediate right of entry and may remove all persons and property from the Premises and shall have all the rights and remedies of a landlord provided by California Civil Code Section 1951.2 or any successor code section. Upon such termination, in addition to all its other rights and remedies. Landlord shall be entitled to recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and including (i) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately

12.

caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of events would be likely to result therefrom. The worth at the time of award of the amounts referred to in (i) and (ii) above is computed by allowing interest at the rate of twelve percent (12%) per annum or the maximum rate permitted by law, whichever is less. The worth at the time of award of the amount referred to in (iii) above shall be computed by discounting such amount at the discount rate of the federal reserve bank of San Francisco at the time of award plus one percent (1%). Property removed from the Premises may be shared in a public or private warehouse or elsewhere at the sole cost and expense of Tenant. In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places that Landlord, in its sole discretion, may deem proper, without notice to or demand upon Tenant.

NOTWITHSTANDING ANY OTHER PROVISION OF THIS LEASE EXCEPT AS EXPLICITLY PROVIDED IN CALIFORNIA CIVIL CODE SECTION 1951.2(A)(4) AND PARAGRAPH 55B, BELOW, NEITHER PARTY TO THIS LEASE SHALL BE LIABLE TO THE OTHER FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL INDIRECT OR CONSEQUENTIAL DAMAGE.

21.	LANDLORD’S RIGHT TO CURE TENANT’S DEFAULT

Landlord, at any time after Tenant commits a default, may, but shall not be obligated to, cure the default at Tenant’s cost, provided that Landlord shall provide Tenant with at least ten (10) days prior notice prior to cure the default (except in cases of emergency). If Landlord at any time, by reason of Tenant’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Landlord shall be due immediately from Tenant to Landlord and shall bear interest at the rate of ten percent (10%) per annum or the maximum rate permitted by law, whichever is less from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Amounts due Landlord hereunder shall be additional rent.

22.	EMINENT DOMAIN

If all or any part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title vests in the condemnor, and Landlord shall be entitled to any and all payments, income, rent, award or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance. Tenant shall have no claim against Landlord or otherwise for the value of any unexpired term of this Lease. Notwithstanding the foregoing, Tenant shall be entitled to any compensation for depreciation to and cost of removal of Tenant’s equipment and fixtures and any compensation for its relocation expenses necessitated by such taking, but in each case only to the extent the condemning authority makes a separate award therefor or specifically identifies a portion of the award as being therefor. Each party waives the provisions of Section 1265.130 of the California Code of Civil Procedure (which section allows either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises).

If any action or proceeding is commenced for such taking of the Premises or any portion thereof or if Landlord is advised in writing by any entity or body having the right or power of condemnation of its intention to condemn the Premises or any portion thereof, and Landlord shall decide to discontinue the use and operation of the Premises or decide to demolish, alter or rebuild the Premises, then Landlord shall have the right to terminate this Lease by giving Tenant written notice thereof within sixty (60) days of the earlier of the date of Landlord’s receipt of such notice of intention to condemn or the commencement of said action or proceeding. Such termination shall be effective as of the last day of the calendar month next following the month in which such notice is given or the date on which title shall vest in the condemnor, whichever occurs first. In the event of a partial taking, or conveyance in lieu thereof, of the Premises and fifty percent (50%) or more of the number of square feet in the Premises are taken, then Tenant may terminate this Lease. Any election by Tenant to so terminate shall be by written notice given to Landlord within sixty (60) days from the date of such taking or conveyance and shall be effective on the last day of the calendar month next following the month in which such notice is given or the date on which title shall best in the condemnor, whichever occurs first.

If a portion of the Premises is taken by power of eminent domain or conveyance in lieu thereof and neither Landlord nor Tenant terminates this Lease as provided above, then this Lease shall continue in full force and effect as to the part of the Premises not so taken or conveyed and all payments of rent shall be apportioned as of the date of such taking or conveyance so that thereafter the amounts to be paid by Tenant shall be in the ratio that the area of the portion of the Premises not so taken bears to the total area of the Premises prior to such taking.

23.	NOTICE AND COVENANT TO SURRENDER

On the last day of the term or on the effective date of any earlier termination, Tenant shall surrender to Landlord the Premises and all of Tenant’s improvements and alterations in as good order and condition as when Tenant took possession, normal wear and tear excepted, with all originally painted interior walls washed or repainted if marked or damaged, interior vinyl covered walls cleaned and repaired or replaced if marked or damaged, all carpet shampooed and cleaned, the air conditioning and heating system serviced and repaired by a reputable and licensed service firm (unless Landlord has elected to maintain such system pursuant to paragraph 9) and all floors cleaned and waxed; all to the reasonable satisfaction of Landlord. Tenant shall remove all of Tenant’s personal property and trade fixtures, together with improvements or alterations that Tenant is obligated to remove pursuant to the provisions of paragraph 8, from the Premises, and all such property not removed shall be deemed abandoned.

13.

If the Premises are not surrendered as required in this paragraph 23, Tenant shall indemnify Landlord against all loss, liability and expense (including but not limited to, attorneys’ fees) resulting from the failure by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenants of which Tenant has notice. It is agreed between Landlord and Tenant that the provisions of this paragraph 23 shall survive termination of this Lease.

24.	TENANT’S QUITCLAIM

At the expiration or earlier termination of the Lease, Tenant shall execute, acknowledge and deliver to Landlord, within ten (10) days after written demand from Landlord to Tenant, any quitclaim deed or other document required to remove the cloud or encumbrance created by this Lease from the real property of which the Premises are a part. This obligation shall survive said expiration or termination.

25.	HOLDING OVER

Any holding over after the expiration or termination of this Lease with the written consent of Landlord shall be construed to be a tenancy from month to month at one hundred and fifty (150%) of the monthly rent as adjusted, in effect on the date of such expiration or termination. All provisions of this Lease, except those pertaining to the term and any option to extend, shall apply to the month-to-month tenancy. The provisions of this paragraph 25 are in addition to, and do not affect, Landlord’s right of reentry or other rights hereunder or provided by law.

If Tenant shall retain possession of the Premises or any part thereof without Landlord’s consent following the expiration or sooner termination of this Lease for any reason, then Tenant shall pay to Landlord for each day of such retention at one hundred fifty (150%) the amount of the daily rental in effect during the last month prior to the date of such expiration or termination. Tenant shall also indemnify and hold Landlord harmless from any loss, liability and expense (including, but not limited to, attorneys fees) resulting from delay by Tenant in surrendering the Premises, including, without limitation any claims made by any succeeding tenant founded on such delay, provided, however, as a condition to Tenant’s indemnity obligations under this sentence, Landlord shall give Tenant written notice of the existence of a prospective successor tenant for the Premises or any portion thereof, or the existence of any other matter which might give rise to a claim by Landlord under the foregoing indemnity, by the earlier of at least thirty (30) days prior to the date Landlord shall require Tenant’s surrender of the Premises or the expiration date of this Lease, and Tenant shall not be responsible to Landlord under the foregoing indemnity if Tenant shall surrender the Premises on or prior to the expiration of such period. Acceptance of rent by Landlord following expiration or termination shall not constitute a renewal of this Lease and nothing contained in this paragraph shall waive Landlord’s right to re-entry or any other right. Tenant shall be only a Tenant at sufferance, whether or not Landlord accepts any rent from Tenant, while Tenant is holding over without Landlord’s written consent.

26.	SUBORDINATION

In the event Landlord’s title or leasehold interest is now or hereafter encumbered in order to secure a loan to Landlord, Tenant shall, within ten (10) days of written request from Landlord or the lender execute in writing on agreement subordinating its rights under this Lease to the lien of such encumbrance, or, if so requested, agreeing that the lien of lender’s encumbrance shall be or remain subject and subordinate to the rights of Tenant under the Lease. Tenant’s failure to execute and deliver a subordination agreement in a timely manner shall constitute a material default under this Lease. Notwithstanding any such subordination, Tenant’s possession under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay all amounts due hereunder and otherwise observe and perform all provisions of this Lease. In addition, if in connection with any such loan the lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereof, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s rights hereunder. The foregoing rights of the Landlord and its mortgagee to subordinate the Lease shall be conditioned upon the execution of a subordination, non-disturbance and attornment agreement between Tenant and any future mortgagee(s) which desires to subordinate this Lease to such mortgagee’s mortgage.

Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements as are reasonably required by Landlord or Landlord’s lender to verify the net worth of Tenant. In addition, Tenant shall deliver to Landlord’s lender any financial statements required by such holder to facilitate the financing or refinancing of Landlord’s interest in the Project. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements or information provided by Tenant shall be maintained strictly confidential, with access limited only to individuals and representatives with a reasonable need to view the information and who have been advised of the confidential nature of the information, and shall be used only for the purposes set forth herein.

27.	CERTIFICATE OF ESTOPPEL

Each party shall, within ten (10) calendar days after written request therefor, execute and deliver to the other party, in recordable form, a certificate stating that the lease is unmodified and in full force and effect, or in full force and effect as modified and stating the modifications. The certificate shall also state the amount of the monthly rent, the date to which monthly rent has been paid in advance, the amount of the security deposit and/or prepaid monthly rent, and, if the request is made by Landlord, shall include such other items as Landlord or Landlord’s lender may reasonably request. Failure of Tenant to deliver such estoppel certificate in a timely manner shall constitute a material default hereunder.

14.

28.	SALE BY LANDLORD

In the event the original Landlord hereunder, or any successor owner of the Premises, shall sell or convey the Premises and provided that the acquiring entity or successor assumes in writing all of Landlord’s duties and obligations under this Lease, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease for damages or injuries caused by facts or circumstances occurring after such sale or conveyance shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner and to look solely to such new owner for performance of any and all such liabilities and obligations.

Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Premises.

29.	ATTORNMENT TO LENDER OR THIRD PARTY

In the event the interest of Landlord in the land and buildings in which the Premises are located (whether such interest of Landlord is a Fee title interest or a leasehold interest) is encumbered by deed of trust, and such interest is acquired by a lender or any other third party through judicial foreclosure or by exercise of a power of sale at private trustee’s foreclosure sale, Tenant hereby agrees to release Landlord of any obligation arising on or after any such foreclosure sale and to attorn to the purchaser of any such foreclosure sale and to recognize such purchaser as the Landlord under this Lease, provided that the rights and possession of Tenant hereunder shall not be disturbed as long as Tenant is not in default hereunder.

30.	DEFAULT BY LANDLORD

Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time but in no event later than thirty (30) days and written notice by Tenant to Landlord specifying wherein Landlord has failed to perform such obligations; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord, using commercially reasonable efforts, commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion.

If Landlord is in default of this Lease, Tenant’s sole remedy shall be to institute suit against Landlord in a court of competent jurisdiction, and Tenant shall have no right to offset any sums expended by Tenant as a result of Landlord’s default against future rent and other sums due and payable pursuant to this Lease. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises and out of rent or other income from such real property receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Premises. Neither Landlord nor any of the members comprising the limited liability company designated as Landlord shall be personally liable to Tenant for any deficiency.

31.	CONSTRUCTION CHANGES

It is understood that the description of the Premises and the location of ductwork, plumbing and other facilities therein are subject to such changes as Landlord or Landlord’s architect determines to be desirable in the course of construction of the Premises and/or the improvements constructed or being constructed therein and no such changes or any changes in plans for any portions of the Premises, shall affect this Lease or entitle Tenant to any reduction of rent hereunder or result in any liability of Landlord to Tenant, provided that such changes do not materially impair Tenant’s use and enjoyment of the Premises.

32.	MEASUREMENT OF PREMISES

Tenant understands and agrees that any reference to square footage of the Premises is approximate only and includes all interim partitions, columns and exterior walls, and, if applicable, covered areas immediately outside the entry doors or loading docks. Tenant waives any claim against Landlord regarding the accuracy of any such measurement and agrees that there shall not be any adjustment in basic rent or operating expenses or other amounts payable hereunder. Landlord and Tenant agree that for purposes of this Lease, and except for the addition or deletion of space to the Premises by amendment to this Lease, the rentable square footage of the Premises shall not increase throughout the Term of this Lease and/or any renewal term due to re-measurement of any portion of the Premises.

33.	ATTORNEY FEES

If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to have and recover from the losing party all reasonable attorney fees, expert witness fees, trial and appellate court costs, and statutory costs as defined by applicable law.

34.	SURRENDER

The voluntary or other surrender of this Lease or the Premises by Tenant, or a mutual cancellation of this Lease, shall not work a merger, and at the option of Landlord shall either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of all or any such subleases or subtenancies.

15.

35.	WAIVER

No delay or omission on the exercise of any right or remedy of either party on any default by the other party shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent rent or other payments shall not constitute a waiver of any other default and acceptance of partial payments shall not be construed as a waiver of the balance of such payment due. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

36.	EASEMENTS; AIRSPACE RIGHTS

Landlord reserves the right to alter the boundaries of the Premises and grant easements and dedicate for public use portions of the Project without Tenant’s consent, provided that no such grant or dedication shall interfere with Tenant’s use of the Premises or otherwise cause Tenant to incur cost or expense. From time to time, and upon Landlord’s demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord’s instructions, any and all documents, instruments, maps or plans necessary to effectuate Tenant’s covenants hereunder.

This lease confers no rights either with regard to the subsurface of or airspace above the land on which the Premises are located or with regard to airspace above the building of which the Premises are a part. Tenant agrees that no diminution or shutting off of light or view by a structure which is or may be erected (whether or not by Landlord) on property adjacent to the building of which the Premises are a part or to properly adjacent thereto, shall in any way affect this Lease, or entitle Tenant to any reduction of rent, or result in any liability of Landlord to Tenant.

37.	RULES AND REGULATIONS

Landlord shall have the right from time to time to promulgate reasonable rules and regulations for the safety, care and cleanliness of the Premises, (including the Common Area) or for the preservation of good order. On delivery of a copy of such rules and regulations to Tenant, Tenant shall comply with the rules and regulations, and a violation or any of them shall constitute a default by Tenant under this Lease. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail. Such rules and regulations may be amended by Landlord from time to time with reasonable advance written notice.

38.	NOTICES

All notices, demands, requests, consents and other communications which may be given or are required to be given by either party to the other shall be in writing and shall be sufficiently made and delivered if personally served or if sent by a nationally recognized overnight courier or United States first class mail, postage prepaid. All such communications from Landlord to Tenant shall be addressed to Tenant at the Premises. All such communications by Tenant to Landlord shall be sent to Landlord at its offices at 360 S. San Antonio Road, Suite 74, Los Altos, California 94022. Either party may change its address by notifying, the other of such change. Each such communication shall be deemed received on the date of receipt, provided, however, that if any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted.

39.	NAME

Tenant shall not use the name of the Premises for any purpose, other than as the address of the business conducted by Tenant in the Premises, without the prior written consent of Landlord.

40.	GOVERNING LAW; SEVERABILITY

This lease shall in all respects be governed by and construed in accordance with the laws of the State of California. If any provision of this Lease shall be held or rendered invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in full force and effect.

41.	DEFINITIONS

As used in this Lease, the following words and phrases shall have the following meanings:

Additional Rent: any amount described in paragraph 53, below.

Authorized representative: any of officer, agent, employee or independent contractor retained or employed by either party, acting within authority given him by that party.

16.

Encumbrance: any deed of trust, mortgage or other written security device or agreement affecting the Premises or the Project that constitutes security for the payment of a debt or performance of an obligation, and the note or obligation secured by such deed of trust, mortgage or other written security device or agreement.

Hazardous Materials shall have the meaning set forth in paragraph 50c, below.

Lease Month: the period of time determined by reference to the day of the month in which the term commences and continuing to one day short of the same numbered day in the next succeeding month, e.g., the tenth day of one month to and including the ninth day in the next succeeding month.

Lender: the beneficiary, mortgagee, ground lessor or other holder of an encumbrance, as defined above.

Lien: a charge imposed on the Premises by someone other than Landlord, by which the Premises are made security for the performance of an act. Most of the liens referred to in this Lease are mechanic’s liens.

Maintenance: repairs, replacement, repainting and cleaning.

Monthly Rent: the sum of the monthly payments of basic rent and common area charges.

Operating Costs shall have the meaning defined in paragraph 16, above.

Person: one or more human beings, or legal entities or other artificial persons, including, without limitation, partnerships, corporations, trusts, estates, associations and any combination of human being and legal entities.

Provision: any term, agreement, covenant, condition, clause, qualification, restriction, reservation or other stipulation in the lease that defines or otherwise controls, establishes or limits the performance required or permitted by either party.

Punchlist Items: minor repairs to painting, carpets, walls and other interior improvements as described in paragraph 9, above.

Rent: basic rent, operating costs, additional rent, and all other amounts payable by Tenant to Landlord required by this Lease or arising by subsequent actions of the parties made pursuant to this Lease.

Words used in any gender include other genders. If there be more than one Tenant, the obligations of Tenant hereunder are joint and several. All provisions whether covenants or conditions, on the part of Tenant shall be deemed to be both covenants and conditions. The paragraph headings are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

42.	TIME

Time is of the essence of this Lease and of each and all of its provisions.

43.	EXAMINATION OF LEASE

Submission of this Lease for examination or signature by Tenant does not constitute a reservation or option for a lease, and this Lease is not effective until its execution and delivery by both Landlord and Tenant.

44.	INTEREST ON PAST DUE OBLIGATIONS; LATE CHARGE

Any amount due from Tenant to Landlord hereunder which is not paid within thirty (30) days of the date due shall bear interest at the rate of ten percent (10%) per annum from when due until paid, unless, otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. In addition, Tenant acknowledges that late payment by Tenant to Landlord of basic rent or operating costs or of any other amount due Landlord from Tenant, will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord, e.g., by the terms of any encumbrances and note secured by any encumbrance covering the Premises. Therefore, if any such payment due from Tenant is not received by Landlord within five (5) days of the date due (without the requirement of providing Tenant notice), Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue payment as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to the overdue amount, not prevent Landlord from exercising any of the other rights and remedies available to Landlord. No notice to Tenant of failure to pay shall be required prior to the imposition of such interest and/or late charge, and any notice period provided for in paragraph 20 shall not affect the imposition of such interest and/or late charge.

45.	ENTIRE AGREEMENT

This lease, including any exhibits and attachments, constitutes the entire agreement between Landlord and Tenant relative to the Premises and this Lease and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing, signed by both Landlord and Tenant. Landlord and Tenant

17.

agree hereby that all prior or contemporaneous oral agreements between and among themselves or their agents or representatives relative to the leasing of the Premises are merged in or revoked by this Lease.

46.	CORPORATE AUTHORITY

If Tenant is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation in accordance with a duly adopted resolution of the Board of Directors of said corporation and that this Lease is binding upon said corporation in accordance with its terms. If Tenant is a corporation, Tenant shall either (A) have this Lease signed by two (2) corporate officers or (B) deliver to Landlord, within ten (10) days of the execution of this Lease, a copy of the resolution of the Board of Directors of Tenant authorizing the execution of this Lease and naming the officer that is authorized to execute this Lease on behalf of Tenant, which copy shall be certified by Tenant’s president or secretary as correct and in full force and effect.

47.	RECORDING

Neither Landlord nor Tenant shall record this Lease or any short form memorandum herefore without the consent of the other.

48.	REAL ESTATE BROKERS

Each party represents that it has not had dealings with any real estate broker, lender or other person with respect to this Lease in any manner, except Cornish & Carey Commercial and Travers Realty. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, lender or other person with whom the other party has or purportedly has dealt.

49.	EXHIBITS AND ATTACHMENTS

All exhibits and attachments to this Lease are a part hereof.

50.	ENVIRONMENTAL MATTERS

A. Tenant’s Covenants Regarding Hazardous Materials.

(1) Without limiting Tenant’s obligations under paragraph 7 hereof, Tenant shall comply with and shall cause the Premises to comply with, all federal, state, and local laws, statutes, rules, regulations, codes, ordinances, and other governmental requirements (including, without limitation, permits, licenses, consent decrees and administrative orders) now or hereafter in effect relating or pertaining in any way to (i) human health, safety or protection, (ii) workplace safety, (iii) industrial hygiene, (iv) the use, generation, handling, maintenance, treatment, removal, transportation, storage, release, discharge, disposal, or disclosure of Hazardous Materials, or (v) the protection or regulation of the environment, all as amended and modified from time to time (collectively, “Environmental Requirements”). Tenant shall cause all governmental permits and other approvals relating to the use or operation of the Premises required by applicable Environmental Requirements or any other applicable laws to all times remain in effect, and Tenant shall at all times comply with such permits and other approvals.

(2) Tenant shall not cause, or permit to occur, any release, discharge, use, generation, manufacture, storage, treatment, transportation, or disposal by Tenant or any of its employees, agents, contractors, visitors, clients, customers, sublessees, assignees, successors, licensees or invitees, of any Hazardous Materials on, in, under, about, or from the Premises or any other part of the Premises. However, notwithstanding the foregoing, Tenant may use on the Premises, without Landlord’s prior written consent, but only upon written notice to Landlord and in compliance with all Environmental Requirements and other applicable laws, any ordinary and customary materials reasonably required for use by Tenant in the normal course of the permitted use described in paragraph 1 hereof and further, but only so long as such use is not a Reportable Use (defined below) and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability whatsoever therefor. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Materials by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord in its sole discretion, deems necessary to protect itself, the public, the Premises, and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before the expiration or earlier termination of this Lease) of reasonably necessary protective modifications to the Premises (such as concrete encasement) and/or the deposit of an additional security deposit. As used herein, “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the release generation, possession, storage, use, transportation, discharge or disposal of any Hazardous Materials that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental agency or authority, and (iii) the presence in, on or about the Premises, of any Hazardous Materials with respect in which any Environmental Requirements or other applicable laws require that a notice be given to persons entering or occupying the Premises, or neighboring properties.

(3) If Tenant knows, or has reasonable cause to believe, that any Hazardous Materials have come to be located in, on, under or about the Premises (other than those Hazardous Materials that have come to be located beneath and/or in the vicinity of the Premises prior to the date of this Lease and other than those Hazardous Materials as previously consented to by Landlord in writing, if any), to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration,

18.

application, permit, business plan, license, claim, action, or proceeding, given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Materials including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Landlord’s receipt of any notice, documents or other information from Tenant as provided above in this paragraph shall not create any obligation on the part of Landlord to respond in any way to such notice, documents or information or the conditions described therein.

(4) Tenant shall immediately notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices, relating to the condition of the Premises or compliance with Environmental Requirements, provided, however, that Landlord’s receipt of any of the foregoing shall in no way create or impose any duty or obligation upon Landlord to respond thereto, unless Hazardous Materials that have come to be located beneath and/or in the vicinity of the Premises prior to the date of this Lease. Except as provided herein, Tenant shall promptly cure and have dismissed with prejudice any of these actions and proceedings to the satisfaction of Landlord.

(5) Landlord, its agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises shall have the right, but not the obligation, to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times and with reasonable prior notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease (including compliance with Environmental Requirements) and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s use, storage, handling, transportation, maintenance, or removal of any Hazardous Materials on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a default or breach of this Lease or a violation of any Environmental Requirement or a contamination caused or materially contributed to by the Tenant is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental agency or authority as the result of any such existing or imminent violation or contamination, in such case, Tenant shall upon request reimburse Landlord, for the costs and expenses of such inspections.

(6) If Tenant breaches any of its warranties, representations, or covenants under this paragraph 50, Landlord may, without obligation, cause the removal (or other cleanup or other response acceptable to Landlord) of any Hazardous Materials from the Premises, and the costs of any Hazardous Materials removal, remediation, detoxification, or other response (including, without limitation, disposal, transportation and storage costs and all costs of refitting or otherwise altering the Premises) shall be covered by the indemnity in paragraph 50B, below, whether or not a court or other governmental authority has ordered such removal, remediation, detoxification or other response and those costs shall become due and payable on demand by Landlord. Tenant shall give Landlord, its agents, contractors, and employees access to the Premises to remove, remediate, detoxify, clean up or otherwise respond to any Hazardous Materials, and this Lease shall not be construed as creating any such obligation.

B. Indemnification of Landlord. Tenant agrees to indemnify, defend (with counsel acceptable to Landlord and at Tenant’s sole cost), and hold Landlord and Landlord’s partners, employers, agents, attorneys, successors and assigns free and harmless from and against any and all losses, liabilities, obligations, penalties, claims, litigation, orders, demands, defenses, costs, judgments, suits, penalties, proceedings, damages (including, without limitation, attorneys’ and experts’ fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding and consequential damages other than the diminution in value of the Premises) that may at any time be imposed upon, suffered by, incurred by, or asserted or awarded against Landlord or any of its partners, employees, agents, attorneys, successors or assigns in connection with or arising directly or indirectly out of:

(1) Any release, threatened release, discharge, handling, use, storage, presence, transportation, or disposal of any Hazardous Materials (whether or not the use thereof is a Reportable Use or has been consented to by Landlord) on, in, under, or affecting all or any part of the Premises which is (or are) attributable, in whole or in part, directly or indirectly, to any act or omission of Tenant or any employee, agent, contractor, visitor client, customer, sublessee, assignee, successor, licensee or invitee of Tenant;

(2) Any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this paragraph 50;

(3) Any failure by Tenant or any employee, agent, contractor, visitor, customer, sublessee, assignee, successor, client, licensee or invitee of Tenant to comply with any Environmental Requirement or other applicable law, whether such failure was made knowingly or unknowingly or intentionally or unintentionally.

This indemnification is the personal obligation of Tenant and shall survive the expiration or sooner termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recovery action against Landlord under the Comprehensive Environmental Response, Compensation and Liability Act, as amended and reauthorized to date (42 USC. §§ 9601 et seq.) (“CERCLA”), or any state equivalent or any similar law now existing or enacted after this date. To the extent that Landlord is strictly liable under any such law, regulation, ordinance, or requirement, Tenant’s obligation to Landlord under this indemnity shall also be without regard to fault on the part of Tenant with respect to the violation or condition that results in liability to Landlord.

19.

C. Definition of Hazardous Materials. “Hazardous Materials” means any product substance, chemical, material or waste whose presence, nature, quantity and/or intensity or existence, use, manufacture, disposal, transportation, spill, release, or effect, either by itself or in combination with any other materials, substances or chemicals is either (i) potentially injurious or harmful to the public health, safety or welfare, the Premises, or the environment (including, without limitation, any soil, air, groundwater, and subsurface media on, in, under, above or about the Project); (ii) regulated or monitored by any federal, state or local governmental authority; or (iii) a basis for potential liability of Landlord in any governmental agency, private party, or other third party under any Environmental Requirement or any other applicable statute, regulation, code, ordinance or common law theory. Without limiting the scope or generality of the foregoing, Hazardous Materials shall include, but not be limited to any petroleum or petroleum byproducts or petroleum hydrocarbons, flammable explosives, asbestos, area formaldehyde, radioactive materials or waste and any “hazardous substance” or “toxic waste” as those terms are defined under the provision of the California Health and Safety Code and/or CERCLA.

D. Survival. The provisions of this paragraph 50 shall survive the expiration or earlier termination of the term of this Lease.

E. Notwithstanding anything to the contrary, Tenant shall not be responsible for compliance with Hazardous Materials Laws for Hazardous Materials existing in or under the Premises or Common Areas prior to the date of mutual execution of this Lease or brought into the Premises or Common Areas at any time by Landlord or its agents.

F. Tenant acknowledges that Landlord has advised Tenant that detectable amounts of hazardous substances and groundwater contaminants have come to be located beneath and/or in the vicinity of the Premises. (See, for example, State of California Department of Toxic Substances Control Remedial Action Orders No. 11AS 88/89-030 dated June 2, 1989, and Regional Water Quality Control Board Order No. 94-130, dated September 21, 1994.) Tenant has made such investigations and inquiries as it deems appropriate to ascertain the effects, if any, of such substances and contaminants on its operations and persons using the Premises. Landlord makes no representation or warranty with regard to the environmental condition of the Premises.

51.	SIGNAGE

Tenant shall not, without obtaining the prior written consent of Landlord, install or attach any sign or advertising material on any part of the outside of the Premises, or on any part of the inside of the Premises which is visible from the outside of the Premises or about any other portion of the Common Area. If Landlord consents to the installation of any sign or other advertising, material, the location, size, design, color and other physical aspects thereof shall be subject to Landlord’s prior written approval and shall be in accordance with any sign program applicable to the Premises. In addition to any other requirements of this paragraph 51, the installation of any sign or other advertising material by or for Tenant must comply with all applicable laws, statutes, requirements, rules, ordinances and any CC&Rs or other similar requirements. With respect to any permitted sign installed by or for Tenant, Tenant shall maintain such sign or other advertising material in good condition and repair and shall remove such sign or other advertising material on the expiration or earlier termination of the term of this Lease. The cost of any permitted sign or advertising material and all costs associated with the installation, maintenance and removal thereof shall be paid for solely by Tenant. If Tenant fails to properly maintain or remove any permitted sign or other advertising material, Landlord may do so at Tenant’s expense. Any cost incurred by Landlord in connection with such maintenance or removal shall be deemed additional rent and shall be paid by Tenant to Landlord within ten (10) days following notice from Landlord. Landlord may remove any unpermitted sign or advertising material without notice to Tenant and the cost of such removal shall be additional rent and shall be paid by Tenant within ten (10) days following notice from Landlord. Landlord shall not be liable to Tenant for any damage, loss or expense resulting from Landlord’s removal of any sign or advertising material in accordance with this paragraph 51. The provisions of this paragraph 51 shall survive the expiration or earlier termination of this Lease.

Notwithstanding the above, Tenant shall, at its sole expense, be entitled to install a sign bearing Tenant’s, as well as a single subtenant’s, name and corporate logo on the monument sign in front of the building and/or on the building, including up to two (2) illuminated signs, subject to Landlord’s approval of the signs’ specific location, size, design and color, which approval shall not be unreasonably withheld and approvals from all applicable governmental agencies.

52.	SUBMISSION OF LEASE

The submission of this Lease to Tenant is not an offer to lease the Premises, or an agreement by Landlord to reserve the Premises for Tenant. Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord and Landlord has duly executed and delivered one of those duplicate original leases to Tenant.

53.	ADDITIONAL RENT

All costs, charges, fees, penalties, interest and any other payments (including Tenant’s reimbursement to Landlord of costs incurred by Landlord) which Tenant is required to make to Landlord pursuant to the terms and conditions of this Lease and any amendments to this Lease shall be and constitute additional rent payable by Tenant in Landlord when due as specified in this Lease and any amendments to this Lease.

20.

54.	PREMISES TAKEN “AS IS”

Tenant is leasing the Premises from Landlord “as is” in its existing condition as of the date hereof, and Landlord shall have no obligation to alter or improve the Premises except as may be expressly described in this Lease, including but not limited to paragraphs 7(c) and 9. Notwithstanding anything to the contrary herein, Landlord shall deliver the Premises, with the roof, air conditioning and heating (HVAC) systems, lighting and electrical systems, Common Area, and plumbing system in good working order and repair as of the commencement date of the term.

Tenant acknowledges that, except as expressly contained in this Lease, neither Landlord nor anyone acting for or on behalf of Landlord has made any representation, warranty or promise to Tenant concerning the physical aspects or condition of any of the Premises, the feasibility, desirability or convertibility of any of the Premises into any particular use; the zoning, building or land use restrictions applicable to the zoning, building or land use restrictions applicable to the Premises; the projected income or expenses for any of the Project or any business conducted thereon; the suitability of the Premises for any particular use; and that in entering into this Lease, Tenant has not relied upon any representation, statement or warranty of Landlord or anyone acting for or on behalf of Landlord, other than as expressly contained in this Lease, and that all matters concerning the Premises shall be independently verified by Tenant and that Tenant shall enter into this Lease on Tenant’s own examination thereof (or Tenant’s election not to do so). Tenant does hereby waive, and Landlord does hereby disclaim, all warranties of any type or kind whatsoever with respect to the Premises, express or implied, including by way of description, but not limitation, those of fitness for a particular purpose and use.

No person acting on behalf of Landlord is authorized to make, and by execution hereof Tenant acknowledges that no such person has made, any representation, warranty, guaranty or promise except as may be expressly set forth herein; and no agreement, statement, representation, guaranty or promise made by any such person which is not expressly contained herein shall be valid or binding on Landlord and Landlord’s agents, heirs, successors or assigns. The only representations or warranties outstanding with respect to the Premises, or Landlord, either express or implied by law, are expressly set forth herein.

Tenant acknowledges that any and all documentary information, said reports, environmental audits, site assessments, analyses or reports, insurance policies or other information of whatever type which Tenant has received or may receive from Landlord or Landlord’ agent is furnished on the express condition that Tenant shall make Tenant’s own independent verification of the accuracy and completeness of such information. Tenant agrees that Tenant shall not attempt to assert any liability upon Landlord or Landlord’s agents for furnishing such information and Tenant does hereby release Landlord and Landlord’s agents, heirs, successors and assigns free and harmless from and against, any and all such claims or liability.

55.	REDUCED RENT

As consideration for Tenant’s performance of all obligations to be performed by Tenant under this Lease and notwithstanding the provisions of paragraph 4, Landlord hereby conditionally excuses Tenant from the payment of the basic rent and operating costs (exclusive of utility and service costs described in paragraph 12 and carpet cleaning and janitorial costs) for the first three (3) lease months of the term of this Lease (as described in paragraphs 4(a) and 4(b) of this lease); provided, however, Tenant does not commit a default hereunder at any time during the term of this lease. Should this Lease terminate during the initial term due to Tenant default, then the unamortized sum of basic rent and operating costs so conditionally excused shall become immediately due and payable by Tenant to Landlord. If at the expiration of the initial term of this Lease Tenant has not committed a default hereunder, Landlord shall waive any payment of basic rent or operating costs charges paid by Tenant during the portion of the term of this Lease occurring; after the expiration of any period during which such rent or operating costs was abated shall be allocated, for income tax purposes by Landlord or Tenant to such rent abatement period, nor is such rent on operating cost intended by the parties to be allocable, for income tax purposes to any abatement period.

56.	OPTION TO EXTEND TERM

Landlord grants to Tenant the option to extend the term for one period of five (5) years (the “extended term”) under all the provisions of this Lease except for the amount of the basic rent. The basic rent for the extended term shall be adjusted to the greater of (i) the then current market rate, or (ii) the basic rent charged for the last lease year of the prior term and in either case, the basic rent as so adjusted shall be adjusted annually in the same manner as provided during the prior term. This option is further subject to the following terms and conditions.

(a) Tenant must deliver is irrevocable and unconditional written notice of Tenant’s exercise of this option to Landlord not less than six (6) lease months, nor more than twelve (12) lease months, prior to the expiration of the initial term.

(b) The parties shall have thirty (30) days from the date Landlord receives Tenant’s notice of exercise in which to agree on the amount constituting the basic rent for the extended term. If Landlord and Tenant agree on the amount of basic rent, they shall immediately execute and amendment to this Lease setting forth the expiration date of the extended term and the amount of the basic rent to be paid by Tenant during the extended term, including the annual adjustment period. If Landlord or Tenant are unable to agree on the amount of the basic rent within such time period, then, at the request of either party, the current market rate shall be determined by appraisal in the following manner: (1) within thirty (30) days of the request for such appraisal, Landlord and Tenant shall each select a licensed and independent real estate appraiser with not less than five (5) years, experience in the business of commercial leasing of property of the same type and use, and in the same geographic area, as the

21.

Premises, (ii) within fifteen days of their appointment, such two real estate appraisers shall select a third real estate appraiser similarly qualified; (iii) within thirty (30) days from the appointment of the third appraiser, the three appraisers so selected shall, acting as a board of arbitrators, then appraise the Premises and determine the amount of the current market rate, basing their determination of using standard procedures and tests normally employed in making such appraisals, and applying the factors included within the definition of market rate set forth in subparagraph (c) below. The unanimous decision of said appraisers shall be final and binding upon the parties hereto. If the appraisers are unable to agree on the market rate within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the market rate. If, however, the low appraisal and/or the high appraisal are/is more than 15% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal, as the case may be, shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two and the resulting quotient shall be the market rate. If both the low appraisal and the high appraisal are disregarded as stated in this paragraph, the middle appraisal shall be the market rate. If a party does not appoint an appraiser within the required time period, the appraiser appointed by the other party shall be the sole appraiser and shall determine the current market rate. If the two appraisers appointed by the parties are unable to agree on the third appraiser, either of the parties to the lease by giving ten (10) days’ notice to the other party, can apply to the then county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each party shall pay the expenses and charges of the appraiser appointed by it and the parties shall pay the expenses and charges of the third appraiser in equal shares. Basic rent for the first lease year of the extended term shall be equal to the greater of current market rate rent as determined hereunder or basic rent charged for the last lease year of the prior term. When the basic rent has been so determined. Landlord and Tenant shall immediately execute an amendment to this Lease stating the revised basic rent and adjustment provision for the extended term.

(c) As used herein, the “market rate” shall be the monthly rent (triple net) then obtained for leases of comparable terms for premises in the Premises and/or projects within the City of Palo Alto of similar type, identity, quality, age and location as the Premises.

(d) The basic rent for the extended term determined as provided above, shall be adjusted annually, commencing on the first day of the thirteenth month of the extended term, in the manner provided in paragraph 5 of this Lease (i.e., X% per year with X representing the standard rate used in the market place at the time or renewal).

(e) The extension rights herein described are personal to the original Tenant and may not be exercised by or for the benefit of any assignee or subtenant of the original Tenant, except in the case of a Permitted Transfer. Tenant shall not assign or otherwise transfer this option or any interest therein and any attempt to do so shall render this option null and void. Tenant shall have no right to extend this term beyond the extended term. If Tenant is in default under this Lease at the date of delivery of Tenant’s notice of exercise to Landlord, then such notice shall be of no effect and this Lease shall expire at the end of the initial ter. If Tenant is in default under this Lease at the last day of the initial term, then Landlord may in its sole discretion elect to have Tenant’s exercise of this option be of no effect,, in which case this Lease shall expire at the end of the initial term.

(f) Tenant shall have no right to exercise the option to renew the term of this lease (i) during the time commencing from the date Landlord gives to Tenant a notice of default pursuant to paragraph 20, above, and continuing until the noncompliance alleged in said notice of default is cured, or (ii) during the period of time commencing on the day after a monetary obligation to Landlord is due from Tenant and unpaid (without any necessity for notice thereof to Tenant) and continuing until the obligation is paid, or (iii) in the event that Landlord has given to Tenant two (2) or more notices of default under paragraph 20 above, whether or not the defaults are cured, during the twenty four (24) month period of time immediately prior to the time that Tenant attempts to exercise the option to renew the lease, or (iv) if Tenant has committed any non-curable breach, or as otherwise in default of any of the terms, covenants or conditions of this Lease.

(g) The period of time within which the option to renew must be exercised shall not be renewed or enlarged by reason of Tenant’s inability to exercise the option because of the provision of paragraph 56(f), above.

(h) All right of Tenant to exercise the option to renew the term hereof described in this paragraph shall terminate without notice and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the option, if, during the initial term of this Lease; (i) Tenant fails to pay Landlord a monetary obligation of Tenant which was not subject to a good faith dispute for a period of sixty (60) days after such obligation becomes due (without any necessity of Landlord to give notice thereof to Tenant), or (ii) Landlord gives to Tenant three (3) or more notices of default under paragraph 20 above, whether or not the defaults are cured during the term of the lease, or (iii) Tenant has committed any non-curable breach.

57.	TENANT IMPROVEMENTS

Tenant Improvement Allowance. During the first year of the term of this Lease, Tenant may perform alterations, additions and improvements to the Premises in accordance with the terms of the lease and this paragraph 57. All work to be performed by Tenant shall be performed in a good and workmanlike manner by Permian Builders, Inc. or such other licensed contractor chosen by Tenant and approved by Landlord in the Landlord’s sole discretion which response shall not be unreasonably delayed, and in accordance with (i) all rules, regulations, codes and ordinances of any local, municipal, state and/or federal authorities having jurisdiction thereover, and (ii) all requirements of industry and rating bureaus. Permits, licenses or approvals required for said work from such authorities shall be obtained by Tenant as its sole cost and expense. In a timely manner, Tenant will

22.

obtain and provide to Landlord all approvals, tests and inspections with respect to electrical HVAC, plumbing and telephone work, all as may be required by any agency or utility company. Landlord reserves the right to require changes in Tenant’s work when necessary by reason of the requirements of any agency or utility company. Without limiting the generality of the foregoing, Tenant will be responsible for paying all fees and charges however, designated, which are payable as a condition to obtaining the building permit for Tenant’s work.

All work to be performed by Tenant will be in accordance with detailed plans and specifications prepared at Tenant’s cost and submitted by Tenant to Landlord for Landlord’s prior written approval. Landlord’s approval (as to both design and materials) may be granted or withheld in Landlord’s reasonable discretion. Tenant will be responsible for any and all actual out-of-pocket costs reasonably incurred by Landlord directly related to the review and approval of Tenant’s plans and specifications, including, but not limited to, plan expediting, or courier service if required by all appropriate authorities, review by outside consultants, overnight mail and photocopying. It is expressly agreed that Tenant will not commence any work until the detailed drawings prepared for Tenant by an appropriate design professional in accordance with preliminary plans and specifications approved by Landlord have been approved by Landlord and any and all required building permits have been issued by applicable governmental authorities. No changes of materials or finishes are permitted after final approval by Landlord of the detailed drawings unless these changes are expressly approved in writing, by Landlord. It is Tenant’s sole responsibility to complete and submit drawings per the requirements and protocols of all appropriate authorities.

Landlord agrees to timely review and respond to Tenant’s plans and specifications (not to exceed 10 business days after Landlord’s receipt of a full final set) and not to unreasonably delay or withhold its consent. In the event any plans or specifications are not approved by Landlord, Landlord shall provide Tenant in reasonable detail the reasons for the non-approval and permit Tenant the opportunity to revise and resubmit the plans and specifications for Landlord’s approval Landlord agrees that subject to the terms herein the Tenant Improvement Allowance may be used in separate phases, including, improvements for a subsequent subtenant.

Landlord and Tenant hereby agree that Landlord shall pay to Tenant as a construction allowance an amount Ninety-Eight Thousand Dollars (($98,000.00) ($5.00 per foot, plus an additional $1,000) (hereinafter “Tenant Improvement Allowance”). The Tenant Improvement Allowance shall be paid to Tenant in accordance with the following terms and conditions.

A. Payment of Tenant Improvement Allowance. Provided Tenant is not in default at the time the payment is due, the Tenant Improvement Allowance will be paid by Landlord to Tenant within thirty (30) days after the following list of documents have been submitted to Landlord for Landlord’s prior approval (hereinafter “Required Documentation”):

B. Required Documentation.

(i) Notice of Completion. Notice from Tenant or its general contractor certifying in writing to Landlord, and Landlord approves such certification that one hundred percent (100%) of the Tenant’s work is completed.

(ii) Invoices. Copies of paid invoices evidencing Tenant’s expenditure amounts, for actual construction costs (exclusive of “soft costs”) up to the amount of the Tenant Improvement Allowance, plus an affidavit of Tenant’s chief financial officer stating the total cost of the construction. In the event shall the Tenant Improvement Allowance be applied for the payment of furniture, fixtures, equipment or soft costs of construction.

(iii) Lien Waivers. Final unconditional releases of liens (in the form recognized by California law) executed by all applicable suppliers, materialmen, contractors and subcontractors.

(iv) Affidavit of Payment. An affidavit executed by Tenant or its design professional listing; (a) the names of all contractors, subcontractors, suppliers and materialmen who provided or supplied, labor, services, goods and materials to the Premises, and (b) all listed contractors, subcontractors, suppliers and materialmen have been paid in full for the labor, services, goods and materials provided or supplied to the Premises as of the date of the affidavit.

(v) Certificate of Occupancy. A permanent or temporary Certificate of Occupancy (or other certificate customarily issued in the City of Palo Alto) for the Premises has been issued by the appropriate governmental agency in the City of Palo Alto, if required.

(vi) Form W-9 Request for Taxpayer Identification Number and Certification. Tenant must submit to Landlord a Form W–9 with Tenant’s taxpayer identification number completed.

Failure to satisfactorily supply any of the above stated Required Documentation shall result in the Tenant Improvement Allowance being held by Landlord until such Required Documentation has been satisfactorily submitted to Landlord.

C. Landlord’s Right to Retainage and Offset. Landlord at its sole option hereby retains the right either (a) withhold from the Tenant Improvement Allowance an amount equal to the total monies due to any contractor, supplier or materialmen, who provided or supplied labor, services, goods, work or materials to the Premises, (b) to issue two party checks to Tenant and the contractor, subcontractor, suppliers, or materialmen to whom Tenant owes or is alleged or claimed to owe funds and/or (c) to offset from and against the Tenant Improvement Allowance any monies due Landlord under the terms of the Lease.

23.

D. Third Persons. Under no circumstances shall the Lease be construed to confer upon any third person or entity any right or cause of action against the Landlord or Tenant, including but not limited to, all contractors, subcontractors, suppliers, laborers or materialmen.

E. Exclusions. No amount of the Tenant Improvement Allowance shall be allowed as a setoff against Rent. In no event shall Landlord be required to pay any portion of the Tenant Improvement Allowance for any cost incurred by Tenant after March 31, 2009.

F. Inducement Recapture. In the event the Lease is terminated prior to the expiration of the initial term then in effect by reason of Tenant’s default, the unamortized portion of the Tenant Improvement Allowance shall be deemed sums advanced by Landlord on Tenant’s behalf and such unamortized portion (in accordance with the formula set forth below) shall be due from Tenant as additional rent payable in a lump sum as an additional remedy of Landlord under the Lease. The unamortized portion of the Tenant Improvement Allowance shall be computed by: (a) multiplying (i) the number of months remaining in the term at the time of the termination without consideration for any future extended terms by (ii) the amount of Tenant Improvement Allowance paid to Tenant (plus interest thereon at ten percent (10%) per annum), and (b) dividing the product of (i) and (ii) by 60.

58.	GROUND LEASE

This Lease is subject to that certain Lease (the “Ground Lease”) dated as of March 29, 1977, between Landlord and The Board of Trustees of the Leland Stanford Junior University (“Ground Lessor”). Tenant acknowledges that Tenant has received and reviewed the Ground Lease. Tenant agrees that any act or omission of Tenant or its agents, employees or invitees which may constitute a default under the Ground Lease shall also constitute a default under this Lease. Any default of the Ground Lease by Landlord which materially interferes with Tenant’s use and enjoyment of the Premises shall constitute a default of this Lease by Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the Date of Execution.

Landlord		Tenant

700 HANSEN LLC, a California limited liability company		ARCENT US, INC., a Delaware corporation

By:	/s/ Sandra Simons	By:	/s/ Duncan Robertson
Name:	Sandra Simons	Name:	Duncan Robertson
Its:	Manager	Its:	Chief Financial Officer
(Title)

Date:	3/11/2008	Date:	March 6, 2008

		By:	/s/ Shawn Soderberg
		Name:	Shawn Soderberg
		Its:	VP Secretary and General Counsel
(Title)

		Date:	March 6, 2008

24.

[D. 538 PAGE 607]

LEGAL DESCRIPTION

[EXHIBIT B]

All that certain parcel of land situate in the City of Palo Alto, County of Santa Clara, State of California, described as follows

All of Parcel B, as shown on that certain Parcel Map filed for record on March 16, 1977 in Book 390 of Parcel Maps, page 51.

1.

Job No. 76000-9	CONSULTING ENGINEERS PLANNERS SURVEYOR 593 Price Avenue, Redwood City, CA 94063 – Tel. (415) -

[EXHIBIT B-2]

LEGAL DESCRIPTION

STRIP PARCEL “B” PORTION OF STANFORD INDUSTRIAL PARK, PALO ALTO

SANTA CLARA COUNTY, CALIFORNIA

ALL THAT certain real property situate in the City of Palo Alto, County of Santa Clara, State of California, described as follows:

BEGINNING at a point on the Southeasterly line of that certain 30 foot strip of land, as said strip of land is described in that certain amendment of lease by and between the Board of Trustees of the Leland Stanford Junior University and the southern Pacific Company, a Corporation, said amendment of lease being filed for record in the office of the recorder of Santa Clara County, State of California, on October 20, 1966 in Book 7543 of Official Records at page 127, said Southeasterly line having a radius of 2842.84 feet – Said Point of Beginning being on said Southeasterly line at a point of intersection with the Northwesterly line of that certain 2 acre parcel of land described in the Decree of Final Distribution, a certified copy of which decree was filed for record August 27, 1937 in Book 837 at Page 273, Official Records of Santa Clara County, California, a radial line at said Point of Beginning bears North 59° 18’ 45” West.

THENCE from said Point of Beginning along said 30 feet strip line on the arc of a curve to the left having a radius of 2842.84 feet, a central angle of 10° 44’ 02”, an arc distance of 532.58 feet to the TRUE POINT OF BEGINNING of the herein described parcel.

THENCE from said TRUE POINT OF BEGINNING Southwesterly along said 30 strip line on the arc of a curve to the left from a tangent which bears South 19° 57’ 13” West having a radius of 2842.84 feet, a central angle of 4° 21’ 11” an arc distance of 215.99 fee; thence leaving the line of said 30 feet strip on a non-radial line South 56° 39’ 00” East 18.91 feet; thence Northeasterly along the arc of a curve to the right, from a tangent which bears North 15° 29’ 01” East having a radius of 2824.84 feet, a central angle of 4° 22’ 59” East, an arc distance of 216.10 feet; thence leaving said curve on a non-radial line North 56” 39’ 00” West 18.51 feet to the TRUE POINT OF BEGINNING.

RESERVING therefrom an easement for underground electric power and telephone utilities and appurtenances thereto as conveyed to the City of Palo Alto, a Municipal Corporation, by instrument recorded February 14, 1963 in Book 5905, Page 218 of Official Records, said easement being a strip of land 10 feet in width.

1.

EXHIBIT B

GROUND LEASE

LEASE

THIS LEASE, made and entered into as of the 29th day of March, 1977, by and between THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY, a body having corporate powers under the laws of the State of California, hereinafter referred to as “Lessor”, and HANSEN PROPERTIES, LIMITED, a California limited partnership, the general partners of which are Charles S. and Jean A. McCandless, hereinafter referred to as “Lessee”,

W I T N E S S E T H:

WHEREAS, Lessor is the owner of the hereinafter described property located in the County of Santa Clara, State of California, which Lessee is desirous of leasing;

NOW, THEREFORE, it is mutually agreed by and between the parties as follows:

1.	Description of Property and Term.

(a) For and in consideration of the rent prescribed herein and of the faithful performance by Lessee of the other terms, covenants, agreements and conditions herein contained on the part of Lessee to be kept and performed, Lessor hereby leases unto Lessee and Lessee does hereby hire from Lessor that certain parcel of land being portion of the lands of The Leland Stanford Junior University located within the boundaries of the County of Santa Clara, State of California, and more particularly described on Exhibit A, attached hereto and by this reference made a part hereof,

(b) There is expressly excepted and reserved from the leased premises the easement, hereinafter referred to as the “Easement”, described in Exhibit A. Lessor, its agents, employees, successors-in-interest, assignees, licensees and invitees shall have the right to use the Easement for ingress and egress to any and all lands of Lessor by pedestrians and by vehicles of every make, size and description. Lessor agrees to pay to Lessee, not more often than monthly, one-half the direct costs (excluding capital costs except capital costs attributable to the period of Lessor’s actual use), to Lessee, determined by generally accepted accounting principles, of maintaining the Easement for such purposes reasonably allocable to the period of Lessor’s actual and regular use. Lessee agrees to maintain Easement so that it shall be suitable for the above-described uses. The obstruction of the Easement, or the doing of any act which may be inconsistent with Lessor’s rights in the Easement, for whatever length of time, shall never be deemed or construed to vest in Lessee any prescriptive rights with respect to the Easement. It is expressly provided that Lessor’s non-use of the Easement shall never operate to limit or curtail Lessor’s rights hereunder, and that the terms of this subparagraph 1(b) are essential to this lease.

(c) The term of this lease shall be fifty-one (51) years, commencing March 29, 1977, and terminating March 28 , 2028

(d) (i) Lessee, as part of the consideration hereunder to Lessor, agrees that during the term of this Lease Lessee at its sole expense shall, with respect to the property (hereinafter referred to as the “Strip”) described in Exhibit B attached hereto and by this reference incorporated herein, landscape said Strip as set forth in the general plans and specifications approved by Lessor, maintain said landscaping free and clear of any weeds, pests and debris, and fulfill the obligations with respect to said Strip set forth in paragraph 9 (“Mechanics’ and Other Liens”) hereof. In performing the foregoing, Lessee agrees to exercise due care, to comply with applicable governmental regulations and to be responsible for all damages and nuisances caused by such performance.

(ii) It is expressly provided that Lessor may make whatever use Lessor desires of the Strip. The obligations of Lessee set forth in the preceding subparagraph l(d)(i), however, shall not pertain to the portions of the Strip which are used by Lessor, during the period of such use.

2.	Taxes.

(a) As additional consideration for this lease and as rent hereunder, Lessee covenants and agrees to bear, pay and discharge promptly as the same become due and before delinquency all taxes, assessments, rates, charges, license fees, municipal liens, levies, excises or imposts, whether general or special, or ordinary or extraordinary, of every name, nature and kind whatsoever, including all governmental charges of whatsoever name, nature or kind which may be levied, assessed, charged or imposed or may be or become a lien or charge upon the property hereby leased or any part thereof or upon any of the buildings or improvements upon the leased premises or upon the leasehold of Lessee or upon the estate hereby created or upon Lessor by reason of its ownership of the fee underlying this lease, during the term of this lease. Nothing herein contained shall be construed to require Lessee to pay (i) any franchise, gift, estate, inheritance, succession, capital stock, capital levy or transfer tax of Lessor growing out of or connected with this lease or Lessor’s rights in the leased premises, or (ii) any income, excess profits or revenue tax, or any other tax, charge or levy against Lessor or upon either the rentals provided for herein or Lessor’s right to receive such rentals, or (iii) any personal property tax of Lessor; provided, however, that if at any time during the term of this lease, under the laws of the State of California or any political subdivision thereof, any tax is levied or assessed against Lessor directly in substitution in whole or in part for real property taxes, Lessee covenants and agrees to pay and discharge such tax, but only to the extent that it can be ascertained that there has been such a substitution and that Lessee has been relieved from the payment in whole or in part of real property taxes.

(b) All of the aforesaid taxes, assessments, charges, imposts and levies of whatsoever nature, (except those, if any, payable by Lessor,) which shall relate to a fiscal year during which the term of this lease shall commence or terminate shall be prorated between Lessor and Lessee.

(c) Lessee shall obtain and deliver to Lessor receipts or duplicate receipts for all taxes, assessments, charges and other items required to be paid by Lessee promptly upon the payment thereof.

(d) If at any time during the term of this lease any governmental subdivision shall undertake to create an improvement or special assessment district the proposed boundaries of which shall include the leased premises, Lessee shall be entitled to appear in any proceeding relating thereto and to exercise all rights of a landowner to have the leased premises excluded from such district or to determine the degree of benefit to the leased premises resulting

2.

therefrom. However, Lessor retains to itself an independent right, but shall be under no obligation, to appear in any such proceeding for the purpose of seeking inclusion of the leased premises in, or exclusion of the leased premises from, any such district or of determining the degree of benefit therefrom to the leased premises. The party receiving any notice or other information relating to the proposed creation of any such district, the proposed boundaries of which include the leased premises, shall promptly advise the other party in writing of such receipt. If any tax, assessment, charge, levy or impost made against the leased premises or Strip to finance such a special improvement shall be payable in installments over a period of time extending beyond the term of this lease, Lessee shall only be required to pay such installments thereof as shall become due and payable during the term of this lease.

3.	Use.

(a) The purpose of this paragraph is to assure that the leased premises will be used only for purposes appropriate to a high quality research oriented industrial park. Accordingly, the premises shall be occupied only by a firm or firms each of whose products or services require substantial scientific or technological research and development. The leased premises shall be used primarily for the actual conduct of such research. The leased premises may also be used for administrative uses such as finance, marketing, accounting, purchasing, or corporate offices, or for engineering or light manufacturing; provided that, all such uses shall be subsidiary to, and in support of, the primary use of the leased premises as a scientific or technological research facility. Under no circumstances shall the leased premises be used for any purpose other than those specifically set forth in this subparagraph (a). In no event shall the leased premises be used or occupied by more than two firms.

(b) In no event shall the leased premises be used:

(i) for any purpose or use not at the time permitted by the then applicable, zoning law or ordinance;

(ii) for any purpose or use prohibited or not permitted in LM (Limited Manufacturing) Districts on December 1, 1965 or on the date hereof under the zoning ordinance of the City of Palo Alto, State of California, being Ordinance No. 1324 adopted February 19, 1951, (as amended), as said Ordinance existed on December 1, 1965 or on the date hereof, as the case may be, or for any purpose or use permitted on December 1, 1965 or on the date hereof in such LM Districts only after securing a use permit or a variance or an exception;

(iii) for the purpose of operating or maintaining professional, administrative, business or other offices thereon except subsidiary to and in support of the research on the leased premises;

(iv) for any of the following specific purposes:

(1) the manufacture, warehousing, commercial storing, sale or any other dealing in spirituous, vinous, malt or intoxicating or alcoholic beverages of any kind;

(2) theaters or places of amusement or entertainment, including, without limiting the generality of the foregoing, music or dance studios;

3.

(3) sanitariums;

(4) mortuaries;

(5) keeping or raising of animals or fowl, except in reasonable numbers for laboratory experimental purposes; nor shall the leased premises be used for any purpose or use nor shall any activity be carried on upon the leased premises

(v) which results in the emanation or giving off of offensive gas, smoke, fumes, dust, odors, waste products, noise or vibrations;

(vi) which in any manner causes, creates or results in a nuisance;

(vii) which is of a nature that it involves substantial hazard, such as the manufacture or use of explosives, chemicals or products that may explode and the like, provided that Lessee may use commercial gases and chemicals such as natural gas, hydrogen, acetylene, gasoline and the like in quantities and in the manner generally approved in industries not prohibited under the preceding subparagraphs of this paragraph 3.

(c) So long as Lessee is not in default hereunder it may hold vacant any buildings or improvements on the leased premises.

4.	Construction of Improvements.

Lessee is hereby granted permission and agrees and covenants, at its own sole cost and expense, to construct upon the leased premises improvements and to develop the surrounding grounds in or substantially in accordance with general plans and specifications approved in writing by Lessor concurrently with execution of this lease. Lessee shall commence such construction within, four (4) months from the date hereof and diligently prosecute to completion such construction.

5.	Additional Buildings and Improvements.

Lessee shall have the right after the construction of the improvements provided for in paragraph 4 hereof and during the term of this lease to construct additional buildings or improvements on the leased premises or to make alterations or additions to existing buildings and improvements, including adding a story thereto (but no building on the leased premises shall exceed thirty-five (35) feet in height or have more than two (2) stories above ground), or to replace any buildings or improvements on the leased premises, provided, however, that if any project involves the construction of an additional building or structure or a material alteration of exterior design of any existing building or structure, or a replacement of any building or structure, Lessee shall in each such case first submit the general plans and specifications therefor to Lessor, and Lessor shall have thirty (30) days thereafter within which to notify Lessee in writing that it disapproves said plans and specifications because (a) the proposed exterior construction or alteration or improvement or landscaping is deemed to be inappropriate in design or engineering construction or (b) the proposed off-street parking area is deemed to be inadequate, and, if such notice is so given, Lessor shall specify in what respects such construction or alteration or improvement or landscaping is so deemed to be inappropriate or

4.

such proposed off-street parking area is so deemed to be inadequate, and Lessee shall not proceed with construction until the objection of Lessor is remedied, but, unless such notice of disapproval is so given, or if Lessor gives its earlier approval in writing of said plans and specifications, Lessee may proceed with construction. Lessor agrees that it will not unreasonably withhold its approval hereunder.

6.	Repairs, Governmental Regulations, Waste, Advertising.

(a) Lessee shall, during the term of this lease, at its own cost and expense, and without any cost or expense to Lessor:

(i) Keep and maintain all buildings and improvements which may be erected on the leased premises and all appurtenances thereto, in good and neat order and repair and shall allow no nuisances to exist or be maintained therein. Lessee shall likewise keep end maintain the grounds, sidewalks, roads and parking and landscaped areas in good and neat order and repair and in substantial conformity with said plans and specifications. Lessor shall not be obligated to make any repairs, replacements or renewals of any kind, nature or description whatsoever to the leased premises or any buildings or improvements thereon, and Lessee hereby expressly waives all right to make repairs at Lessor’s expense under Sections 1941 and 1942 of the California Civil Code; and

(ii) Comply and abide by all federal, state, county, municipal and other governmental statutes, ordinances, laws and regulations affecting the leased premises, the improvements thereon or any activity or condition on or in the leased premises.

(b) Lessee agrees that it will not commit or permit waste upon the leased premises other than to the extent necessary for the removal of any buildings or improvements upon the leased premises for the purpose of constructing and erecting other buildings and improvements thereon. Lessee agrees that it will not remove, or cause or authorise any other person to remove, any dirt, earth, rocks, gravel or the like from the leased premises except upon the written instruction of Lessor as to where the same may be deposited at Lessee’s expense; if, however, Lessor within thirty (30) days after written request by Lessee for designation by Lessor of a site where the same may be deposited, shall fail to designate such a site within a three (3) mile radius of the leased premises, Lessee shall be free to deposit the same at such place, other than upon any land owned by Lessor, as Lessee may select; provided, however, that in no event shall any dirt, earth, rocks, gravel or the like be removed from the leased premises except as required in connection with the construction of buildings and improvements thereon. Lessee agrees that it will not damage, cut down or remove, or cause or authorize any other person to damage, cut down or remove, any tree from the leased premises without the prior written consent of Lessor.

(c) Lessee agrees that without having first obtained the consent in writing of Lessor, Lessee will not place or maintain or authorize or permit any other person to place or maintain any sign or advertisement

(i) upon the roof, any window or any exterior wall of any building or structure upon the leased premises, or

5.

(ii) upon any portion of, or at any point in, any building or structure upon the leased premises from which such sign can be seen from any point not on the leased premises, or

(iii) upon the grounds of the leased premises. Lessor agrees that it will not unreasonably withhold such consent to any sign of reasonable size placed upon a building or structure which only sets forth the name of Lessee and an appropriate legend identifying the particular building or structure.

(d) In the event that at any time prior to expiration of the term of this lease there shall be a partial or total destruction of the buildings and improvements on the leased premises from any cause, Lessee shall either:

(i) Diligently restore and rehabilitate said buildings and improvements, Lessee to be entitled to pay the cost of such restoration and rehabilitation out of any proceeds received from insurance, but to either remit to Lessor any such proceeds in excess of the cost of such restoration and rehabilitation, or apply such excess to improving the leased premises, or

(ii) Within one hundred eighty (180) days after such destruction notify Lessor of its election to terminate this lease and surrender the leased premises to Lessor, in which event Lessee shall (A) promptly remove all buildings and improvements from the leased premises, (B) diligently restore the land as nearly as possible to the condition existing prior to construction of said buildings and improvements, (C) make, execute, acknowledge and deliver to Lessor a deed in form satisfactory to Lessor conveying unto Lessor all right, title and interest herein conveyed to Lessee in and to the leased premises, and (D) thereupon redeliver the land to Lessor in a neat and clean condition. Lessee shall be entitled to pay the cost of such restoration of the land out of any proceeds received from insurance; the balance of such proceeds shall be divided between Lessor and Lessee as follows: One and ninety-seven one hundredths per cent (1.97%) thereof shall be paid to Lessor for each year or fractional year which shall have expired after the date of execution of this lease, and the remainder of such proceeds shall be paid to Lessee. Termination of this lease in the manner authorized by this subparagraph 6(d)(ii) shall become effective only upon compliance with the foregoing provisions of this subparagraph 6(d)(ii). Notwithstanding any such termination, Lessee shall fully perform any obligation under this lease (except the obligation of restoration and rehabilitation of said buildings and improvements) relating to an event occurring or circumstance existing prior to the date of termination of this lease, including the payment of any taxes, assessments or charges which Lessee is obligated to pay under paragraph 2 hereof and which may be a lien upon the leased premises at the date of termination.

7.	Public Utilities.

All water, gas, electricity or other public utilities used upon or furnished to the leased premises during the term hereof shall be paid for by Lessee, and all service lines of such utilities shall be installed beneath the surface of the leased premises and connected to existing public utilities at no cost or expense to Lessor.

6.

8.	Extensions of Time.

The time during which Lessee is actually and necessarily delayed in (a) commencing or completing the construction of the building described in paragraph 4 hereof, (b) in restoring any buildings or improvements, or (c) in making repairs by any of the following: Lack of required approval by Lessor, fire, earthquake, acts of God, the elements, war or civil disturbance, strikes or other labor disturbances, economic controls making it impossible to obtain the necessary labor or materials, or other matters or conditions beyond the control of Lessee, shall be excluded in determining the time for commencing or completing the work, as the case may be, but, except for such delay, Lessee shall in all cases proceed promptly (or within the period specified by the applicable provisions of this lease, as the case may be,) with the commencement of the work and shall diligently carry such work to completion.

9.	Mechanics’ and Other Liens

(a) Lessee covenants and agrees to keep all of the Strip and the leased premises and every part thereof and all buildings and other improvements thereon free and clear of and from any and all mechanics’, materialmen’s and other liens for work or labor done, services performed, materials, appliances, teams or power contributed, used or furnished to be used in or about the leased premises for or in connection with any operations of Lessee, any alteration, improvement or repairs or additions which Lessee may make or permit or cause to be made, or any work or construction, by, for or permitted by Lessee on or about the Strip and the leased premises, and at all times promptly and fully to pay and discharge any and all claims upon which any such lien may or could be based, and to save and hold Lessor and all of the Strip and all of the leased premises and all buildings and improvements thereon free and harmless of and from any and all such liens and claims of liens and suits or other proceedings pertaining thereto. Lessee covenants and agrees to give Lessor written notice not less than ten (10) days in advance of the commencement of any construction, alteration, addition, improvement or repair costing in excess of Five Thousand Dollars ($5,000) in order that Lessor may post appropriate notices of Lessor’s non-responsibility. Lessee further agrees that if so requested by Lessor it will obtain, at its sole expense, a corporate surety bond payable to Lessor sufficient to protect the Strip and the leased premises against any mechanics’, materialmen’s or other liens of the type hereinbefore described in this subparagraph 9(a).

(b) No mechanics’ or materialmen’s liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Lessee shall in any way, or to any extent, affect the interest or rights of Lessor in any buildings or other improvements on the leased premises and on the Strip, or attach to or affect its title to or rights in the leased premises and in the Strip.

10.	Indemnity.

(a) If Lessee desires to contest any lien of the nature set forth in subparagraph 9(a) hereof, or if Lessee desires to contest any tax, assessment, charge or other item to be paid by it under paragraph 2 hereof, it shall notify Lessor of its intention so to do within ten (10) days after the filing of such lien or at least ten (10) days prior to the delinquency of such tax, assessment, charge or other item, as the case may be. In either such case Lessee shall not be in default

7.

hereunder, and Lessor shall not satisfy and discharge such lien nor pay such tax, assessment, charge or other item, as the case may be, until five (5) days after the final determination of the validity thereof, within which time Lessee shall satisfy and discharge such lien or pay and discharge such tax, assessment, charge or other item to the extent held valid, and all penalties, interest and costs in connection therewith, as the case may be; but the satisfaction and discharge of any such lien shall not, in any case, be delayed until execution is had upon any judgment rendered thereon, nor the payment of any such tax, assessment, charge or other item, together with penalties, interest and costs, in any case be delayed until sale is made of the whole or any part of the leased premises on account thereof, and any such delay shall be a default of Lessee hereunder. In the event of any such contest, Lessee shall protect and indemnify Lessor against all loss, cost, expense and damage resulting therefrom and, upon notice from Lessor so to do, shall furnish Lessor a corporate surety bond payable to Lessor, in double the amount of the lien, tax, assessment, charge or item contested, as the case may be, conditioned that Lessee shall satisfy and discharge such lien or pay such tax, assessment, charge or other item and all penalties, interest and costs in connection therewith, and shall protect and indemnify Lessor as herein required.

(b) Lessee covenants and agrees that Lessor shall not at any time or to any extent whatsoever be liable, responsible or in anywise accountable for any loss, injury, death or damage to persons or property which at any time may be suffered or sustained by Lessee or by any person whosoever may at any time be using or occupying or visiting the leased premises or be in, on or about the same, whether such loss, injury, death or damage shall be caused by or in anywise result from or arise out of any act, omission or negligence of Lessee or of any occupant, subtenant, visitor or user of any portion of the leased premises or shall result from or be caused by any other matter or thing whether of the same kind as or of a different kind than the matters or things above set forth, except those arising solely by reason of the active negligence or willful act of Lessor, its agents or employees, and Lessee shall forever indemnify, defend, hold and save Lessor free and harmless of, from and against any and all claims, liability, loss or damage whatsoever on account of any such loss, injury, death or damage, except those arising solely by reason of the active negligence or willful act of Lessor, its agents or employees. Lessee hereby waives all claims against Lessor for damages to the buildings and improvements that are hereafter placed or built upon the leased premises and to the property of Lessee in, upon or about the leased premises, and for injuries to persons or property in or about the leased premises from any cause arising at any time, except those arising solely by reason of the active negligence or willful act of Lessor, its agents or employees.

11.	Insurance.

(a)	Fire, Extended Coverage and War Damage.

(i) Lessee shall, at its sole expense, obtain and keep in force during the term hereof fire and extended coverage insurance, and during the last seven years of the term hereof earthquake insurance, on all buildings and improvements that are hereafter placed or built upon the leased premises. The amount of such insurance shall be not less than ninety per cent (90%) of the full insurable value of said buildings and improvements. Lessee hereby waives as against Lessor any and all claims and demands, of whatsoever nature, for damages, loss or injury to the buildings and improvements that are hereafter placed or built upon the leased premises, and to

8.

the property of Lessee in, upon or about the leased premises which shall be caused by or result from fire and/or other perils, events or happenings which are or may be the subject of extended coverage insurance. Lessee further agrees that each policy of fire and extended coverage insurance and all other policies of insurance on the leased premises and/or on the property of Lessee in, upon or about the leased premises, including, without in any way limiting the generality of the foregoing, business interruption insurance, which shall be obtained by Lessee, whether required by the provisions of this lease or not, shall be made expressly subject to the provisions of this subparagraph 11(a) and that Lessee’s insurers hereunder shall waive any right of subrogation against Lessor.

(ii) If during the term of this lease the United States shall make available insurance against war or invasion damage, Lessee shall, during the period such insurance is available, at its sole expense, cause all buildings and improvements upon the leased premises to be insured against such war and invasion damage in the amount of the full insurable value thereof or in the maximum amount obtainable, whichever shall be the lesser.

(iii) The said “full insurable value” shall be determined at the time the fire and extended coverage insurance is initially taken out, and Lessee shall promptly notify Lessor in writing of such determination, provided that Lessor or Lessee may at any time (but not more frequently than once in every twelve (12) calendar months) by written notice to the other, require the full insurable value of said buildings and improvements to be redetermined, whereupon such redetermination shall be made promptly and each party promptly notified in writing of the results thereof.

(b)	Other Insurance.

During the term of this lease Lessee shall procure and maintain in full force and effect (i) bodily injury liability insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence insuring against any and all liability of Lessee with respect to the leased premises, or arising out of the maintenance, use or occupancy thereof, (ii) property damage liability insurance with a limit of not less than Two Hundred Fifty Thousand Dollars ($250,000) per accident, and (iii) insurance on all boilers and other pressure vessels, whether fired or unfired, located in the leased premises in the sum of not less than Two Hundred Fifty Thousand Dollars ($250,000). All of such insurance shall insure (to the extent of the aforesaid limits, subject, however, to such changes in said limits as may be made from time to time in accordance with the provisions of this subparagraph 11(b)) the performance by Lessee of the indemnity agreement as to liability for injury to or death of persons and injury or damage to property in subparagraph 10(b) contained. In the event that either party shall at any tune deem the limits of any of such insurance then carried to be either excessive or insufficient, the parties shall endeavor to agree upon the proper and reasonable limits for such insurance then to be carried. If the parties shall be unable to agree thereon, the proper and reasonable limits for such insurance then to be carried shall be determined by arbitration. Such insurance shall be carried with the limits as thus agreed upon or determined until such limits shall again be changed pursuant to the provisions of this subparagraph. The expenses of such determination shall be borne equally between Lessor and Lessee.

9.

(c)	Policy Form.

All of the insurance provided for under this paragraph 11 and all renewals thereof and the bonds provided for in subparagraphs 9(a) and 10(a) hereof shall be issued by such good, responsible and standard companies and in such form and substance as are approved by Lessor. The policies of insurance provided for in subparagraph 11(a) hereof shall be payable to Lessor and Lessee as their interests may appear and any loss adjustment in excess of $50,000 shall require the written consent of both Lessor and Lessee. All insurance under subparagraph 11(b) shall be carried in the joint names of Lessor and Lessee. All policies provided for in paragraph 11 hereof shall expressly provide that the policy shall not be cancelled or altered without thirty (30) days’ prior written notice to Lessor. Upon the issuance thereof, each such policy or a duplicate or certificate thereof shall be delivered to Lessor for retention by it.

12.	Lessor’s Right of First Refusal.

(a)	“Transfer” Defined.

As used in this paragraph 12, “Transfer” shall mean any transaction by which any person or entity (other than Lessee), hereinafter referred to as the “transferee”, is given any right by Lessee or any permitted sublessee (hereinafter referred to as the “transferor”) to occupy or use

(1) 25% or more of the Gross Floor Area existing at the time the transaction is proposed; or

(2) a portion of Gross Floor Area which at any time during the occupancy or use will equal or exceed 25% of the then existing Gross Floor Area.

“Gross Floor Area” shall mean total floor area including the ground floor, storage areas, enclosed walls, basements, mezzanines and upper floors.

(b)	Submission of Transfer to and Right of First Refusal by Lessor.

Lessee shall deliver to Lessor, in the manner hereinafter set forth, a right of first refusal with respect to any and all Transfers, including those in which the transferor is a sublessee. Lessee shall deliver the terms and conditions and the identity of the proposed transferee of all proposed Transfers to Lessor, and shall offer the premises to Lessor on such terms and conditions. Within seventy-five (75) days after delivery of such right of first refusal to Lessor, Lessor shall notify Lessee of Lessor’s response to such offer. Lessor need not inform any other person of Lessor’s response.

(c)	Acceptance by Lessor.

Lessor at its sole option may itself accept the offer upon notice sent to Lessee as provided in the preceding subparagraph 12(b). The Transfer shall then be made to Lessor, upon the terms and conditions which were submitted to Lessor, within forty-five (45) days after receipt of notification of Lessor’s acceptance. Lessee agrees to timely inform each potential transferor and transferee of Lessor’s rights hereunder and to indemnify, defend, hold and save Lessor free and

10.

harmless of, from and against any and all claims, damages and liability asserted by any potential transferor and transferee.

(d)	Rejection by Lessor.

If Lessor declines to accept the offer, then the Transfer may be made to another transferee but only at the price and on the terms which were specified to Lessor, and only within six months after notice is delivered to Lessee by Lessor as above provided. Any different, other or subsequent proposed Transfer shall again be subject to Lessor’s right of first refusal as provided in this paragraph.

(e)	Limitation.

Notwithstanding the foregoing, all Transfers shall be subject to Lessor’s prior written consent as set forth in paragraph 13 (“Assignment—Successors and Assigns”) hereof.

13.	Assignment - Successors and Assigns.

(a)	Voluntary Assignment.

Lessee agrees not to sublet the whole or any part of the leased premises or to sell, assign or transfer this lease or any part or portion of the term hereby created or any interest therein or to permit the use of the leased premises except for Lessee’s own purposes without having first obtained the consent in writing of Lessor, which consent Lessor agrees, subject to the provisions of this paragraph 13, shall not be unreasonably withheld, and in case any such consent is given no subsequent similar transaction shall be entered into by Lessee without again obtaining the written consent of Lessor thereto, provided, however, that Lessee may, without obtaining the consent of Lessor, (i) assign or transfer this lease to any corporation or partnership which succeeds to all or substantially all the business of Lessee, provided that at least one general partner of Lessee shall be a general partner of any such successor partnership, or (ii) sublet, assign or transfer the whole or any part of the leased premises to any wholly owned subsidiary of Lessee, or to a partnership under common control with Lessee, but in either of such events Lessee shall continue to be fully obligated for the timely performance of all the terms, covenants, agreements and conditions of Lessee herein contained. Lessee understands and agrees that Lessor will under no circumstances consent or be obligated to consent (A) to the subletting of all or any part of the leased premises to any sub-lessee, or to the sale, assignment or transfer of this lease or any part or portion of the term hereby created or any interest therein to any person, whose use of the leased premises will in Lessor’s judgment be a use not permitted by paragraph 3 (“Use”) hereof, or (B) to the subletting of all or any part of the leased premises or to the sale, assignment or transfer of this lease or any part or portion of the term hereby created or any interest therein (other than in connection with the financing of construction of improvements on the leased premises) unless Lessee has first constructed improvements of substantial nature on the leased premises or upon that portion thereof which Lessee proposes to sublet or upon that portion thereof which is the subject of such proposed sale, assignment or transfer, as the ease may be. Unless expressly agreed to the contrary in writing by Lessor, all sublessees of Lessee:

11.

(A)	Shall be subject to all the terms, covenants, conditions and agreements of this lease, as may be amended from time to time without notice by Lessor (except to Lessee);

(B)	Shall not be entitled to any notice which this lease may require or permit Lessor to deliver to Lessee; and

(C)	Shall have no rights in and to the premises which are leased hereby to Lessee, except under and through Lessee.

Upon termination of this lease, all subleases of all or any portion of the leased premises shall be extinguished.

(b)	Involuntary Assignment.

(i) Neither this lease nor the leasehold estate of Lessee nor any interest of Lessee hereunder in the leased premises or any buildings or improvements thereon shall be subject to involuntary assignment, transfer or sale or to assignment, transfer or sale by operation of law in any manner whatsoever, and any such attempted involuntary assignment, transfer or sale shall be void and of no effect.

(ii) Without limiting the generality of the provisions of the preceding subparagraph (1), Lessee covenants and agrees that in the event any proceedings under the Bankruptcy Act or any amendment thereto be commenced by or against Lessee, and, if against Lessee, said proceedings shall not be dismissed before either an adjudication in bankruptcy or the confirmation of a composition, arrangement or plan of reorganization, or in the event Lessee be adjudged insolvent or make an assignment for the benefit of its creditors, or if a writ of attachment or execution be levied on the leasehold estate hereby created and be not released or satisfied within forty-five (45) days thereafter, or if a receiver be appointed in any proceeding or action to which Lessee is a party, with authority to take possession or control of the leased premises or the business conducted thereon by Lessee, and such receiver be not discharged within a period of forty-five (45) days after his appointment, any such event or any involuntary assignment prohibited by the provisions of the preceding subparagraph (i) shall be deemed to constitute a breach of this lease by Lessee and shall, at the election of Lessor, but not otherwise, ipso facto, and without notice or entry or other action of Lessor terminate this lease and also all rights of Lessee under this lease and in and to the leased premises and also all rights of any and all, persons claiming under Lessee.

(c)	Successors and Assigns.

Subject to the foregoing provisions of this paragraph 13, this lease shall be binding upon and shall inure to the benefit of and shall apply to the respective successors and assigns of Lessor and Lessee, and all references in this lease to “Lessee” shall be deemed to refer to and include successors and assigns of Lessee without specific mention of such successors or assigns.

12.

14.	Performance by Lessor.

In the event that Lessee shall fail or neglect to do or perform any act or thing herein provided by it to be done or performed and such failure shall continue for a period of thirty (30) days after written notice from Lessor specifying the nature of the act or thing to be done or performed, then Lessor may, but shall not be required to, do or perform or cause to be done or performed such act or thing (entering upon the leased premises for such purposes, if Lessor shall so elect), and Lessor shall not be or be held liable or in anyway responsible for any loss, inconvenience, annoyance or damage resulting to Lessee on account thereof, and Lessee shall repay to Lessor upon demand the entire cost and expense thereof, including compensation to the agents and servants of Lessor. Any act or thing done by Lessor pursuant to the provisions of this paragraph shall not be or be construed as a waiver of any such default by Lessee, or as a waiver of any term, covenant, agreement or condition herein contained or of the performance thereof. All amounts payable by Lessee to Lessor under any of the provisions of this lease, if not paid when the same become due as in this lease provided, shall, bear interest from the date the same become due until paid at the rate of eight percent (8%) per annum, compounded annually.

15.	Waiver.

Lessee further covenants and agrees that if Lessor fails or neglects for any reason to take advantage of any of the terms hereof providing for the termination of this lease or for the termination or forfeiture of the estate hereby demised, or if Lessor, having the right to declare this lease terminated or the estate hereby demised terminated or forfeited, shall fail so to do, any such failure or neglect of Lessor shall not be or be deemed or be construed to be a waiver of any cause for the termination of this lease or for the termination or forfeiture of the estate hereby demised subsequently arising, or as a waiver of any of the terms, covenants, agreements or conditions of this lease or of the performance thereof. None of the terms, covenants, agreements or conditions of this lease can be waived except by the written consent of Lessor.

16.	Termination for a Default.

In the event that Lessee shall fail or neglect to observe, keep or perform any of the terms, covenants, agreements or conditions herein contained on its part to be observed, kept or performed and such default shall continue for a period of one hundred twenty (120) days after written notice from Lessor setting forth the nature of Lessee’s default, then and in any such event, Lessor shall have the right at its option, upon written notice to Lessee, forthwith to terminate this lease and all rights of Lessee hereunder shall thereupon cease, and Lessor without further notice to Lessee shall have the right immediately to enter into and upon the leased premises and take possession thereof with or without process of law and to remove all personal property from the leased premises and all persons occupying the leased premises and to use all necessary force therefor and in all respects to take the actual, full and exclusive possession of the leased premises and every part thereof as of Lessor’s original estate, without incurring any liability to Lessee or to any persons occupying or using the leased premises for any damage caused or sustained by reason of such entry upon the leased premises or such removal of such persons or property therefrom; and Lessee hereby covenants and agrees to indemnify and save harmless Lessor from all cost, loss or damage whatsoever arising or occasioned thereby.

13.

17.	Inspection of Premises.

Lessor shall be entitled, at all reasonable times, to go upon and into the leased premises for the purpose of (a) inspecting the same, (b) inspecting the performance by Lessee of the terms, covenants, agreements and conditions of this lease, (c) posting and keeping posted thereon notices of non-responsibility for any construction, alteration or repair thereof, as required or permitted by any law or ordinance, or (d) during the last two (2) years of the term hereof exhibiting the leased premises to prospective lessees thereof. Lessor and any such prospective lessee shall be represented by persons having necessary security clearance to meet governmental regulations if then applicable to the operations of Lessee.

18.	Delivery of Possession of Premises.

Lessor agrees to deliver possession of the leased premises to Lessee upon delivery of this lease by Lessor to Lessee, and, if the leased premises are at such date occupied by any person, whether under claim of right emanating from Lessor, or otherwise, Lessor shall at its sole cost and expense remove any such person from the leased premises.

19.	Covenants of Parties.

(a) Lessor covenants and agrees to keep and perform all the terms, covenants, agreements and conditions hereof on its part to be kept and performed, and that Lessee, paying the rent in the amounts, at the times and in the manner herein provided and keeping and performing all the terms, covenants, agreements and conditions hereof on its part to be kept and performed, may, subject to the terms and conditions hereof, have and hold the property hereby leased, for the term hereof, without let or hindrance by Lessor.

(b) Lessee covenants and agrees to pay the rent and all other sums required to be paid by Lessee hereunder in the amounts, at the times and in the manner herein provided and to keep and perform all the terms, covenants, agreements and conditions hereof on its part to be kept and performed, and, at the expiration or sooner termination of this lease, peaceably and quietly to quit and surrender to Lessor the property hereby leased in good order and condition subject to reasonable wear and tear and subject to the other provisions of this lease. The performance of each and every covenant and agreement of Lessee hereunder shall be a condition for non-performance of which this lease may be terminated as in this lease provided.

20.	Rights Reserved by Lessor.

Lessor expressly reserves all righter in and with respect to the land hereby leased not inconsistent with Lessee’s use of the leased premises as in this lease provided, including (without in anywise limiting the generality of the foregoing) the right of Lessor to enter and to permit the City of Palo Alto, the County of Santa Clara, other governmental bodies, public utilities and other persons to enter upon the leased premises for the purposes of installing, using, operating, maintaining, renewing, relocating and replacing such underground water, oil, gas, steam, storm sewer, sanitary sewer and other pipe lines and telephone, electric, power and other lines and conduits as Lessor may deem desirable in connection with the development or use of any other property in the neighborhood of the land hereby leased, whether owned by Lessor or not, all of which pipe lines, lines and conduits shall be buried to a sufficient depth so as not to interfere

14.

with the use or stability of said building or any other building or improvement on the land hereby leased, and the sole and exclusive right to enter upon the leased premises and mine or otherwise produce or extract by any means whatsoever, whether by slant drilling or otherwise, oil, gas, hydrocarbons and other minerals (of whatsoever character) in or under or from the land hereby leased, such mining, production or extraction to be for the sole benefit of Lessor without obligation to pay Lessee for any or all of the substances so mined, produced or extracted; provided, however, that none of the operations for such mining, production or extraction shall be conducted from the surface of the land hereby leased, but only at such depth beneath such land surface as not to interfere with the use or stability of said building or any other buildings or improvements on the land hereby leased or Lessee’s use of the leased premises. Lessor shall indemnify and reimburse Lessee for any loss or damage actually incurred or sustained by Lessee as a result of or arising out of the exercise by Lessor, the City of Palo Alto, the County of Santa Clara, any other governmental body, any public utility or any other person of any of the rights reserved in this paragraph, but, unless Lessee shall actually incur or sustain any such loss or damage, Lessee shall not be entitled to any compensation whatsoever by reason of the exercise of any such right.

21.	Attorney’s Fees.

If any action at law or in equity shall be brought to recover any rent under this lease, or for or on account of any breach of or to enforce or interpret any of the terms, covenants, agreements or conditions of this lease, or for the recovery of the possession of the leased premises, the prevailing party shall be entitled to recover from the other party as a part of prevailing party’s costs a reasonable attorney’s fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

22.	Ownership of Buildings.

All buildings and improvements hereafter situated upon the land hereby leased shall be and become a part of the leased premises, and Lessee shall have only a leasehold interest therein, subject to all the terms, covenants, agreements and conditions of this lease, provided, however, that whenever Lessee shall repair, reconstruct, alter or rebuild or restore any building or improvement, as in this lease required or permitted, the material and salvage therefrom may be used or sold by Lessee without payment therefor to Lessor.

23.	Lessee’s Fixtures.

Lessee, at any time when Lessee is not in default hereunder, may, and upon termination of this lease if so requested in writing by Lessor shall, remove from the leased premises any fixtures or equipment installed therein by Lessee, whether or not such fixtures or equipment are fastened to the buildings or other improvements located upon the leased premises and regardless of the manner in which they are so fastened, provided, however, that under no circumstances shall any fixture or equipment be removed without Lessor’s written consent if (a) such fixture or equipment is used in the operation of any building or improvement upon the leased premises, or (b) the removal thereof would result in impairing the structural strength of any building or improvement upon the leased premises. Lessee shall fully repair any damage occasioned by the

15.

removal of any such fixtures or equipment and shall leave the buildings and improvements in a good, clean and neat condition.

24.	Third Party Beneficiaries.

This lease shall not be deemed nor construed to confer upon any person or entity, other than the parties hereto, or upon any land adjoining or neighboring the leased premises, any right or interest, including, without limiting the generality of the foregoing, any third party beneficiary status or any right to enforce any provision of this lease.

25.	Nondiscrimination.

In satisfying the obligations created hereunder, neither party shall discriminate against any person on the basis of race, sex, color, ancestry, national origin or religion.

26.	Arbitration.

No disputes relating to this lease shall be subject to arbitration unless this lease expressly states that such dispute is subject to arbitration. Disputes subject to arbitration shall be commenced as follows; the parties seeking arbitration pursuant to this lease shall set forth the particulars of its claim by written notice delivered to the other party. Such notice also shall contain the names of three persons suggested as arbitrators by the first party. Within 10 days after receipt of such notice, the second party, by written notice to the first party, either shall accept one of the three suggested arbitrators, or shall propose its own list of three potential arbitrators. The first party then shall have 10 days either to accept one of the three arbitrators suggested by the second party, or the first party may file a petition in the Superior Court having the jurisdiction set forth in paragraph 29 (“California Law; Forum”) hereof requesting that such court select the arbitrator for the parties from among the six persons suggested by the parties. All suggested arbitrators shall be attorneys qualified to practice law in California. The arbitrator shall hold a hearing on the dispute within 30 days of his appointment and shall deliver to the parties a written final decision within 20 days after completion of the hearing. Subject to the provisions of this lease, an award of the arbitrator selected by the parties or by the court shall be final and binding upon the parties hereto.

27.	Obligations Joint and Several.

If either party hereto now or hereafter shall consist of more than one person, firm or corporation, then all such persons, firms or corporations shall be jointly and severally liable as parties hereunder.

28.	Integrated Agreement.

This lease supersedes all negotiations and stipulations that precede the date hereof.

29.	California Law; Forum.

The laws of the State of California, other than those laws denominated choice of law rules, shall govern the validity, construction and effect of this lease. This lease is made and all

16.

obligations hereunder arise and are to be performed in the Palo Alto-Mountain View Judicial District of the County of Santa Clara, State of California. Any action which in any way involves the rights, duties and obligations of the parties under this lease may (and if against Lessor, shall) be brought in the courts of the State of California located in said Judicial. District or in the United States District Court for the Northern District of California, and the parties hereto hereby submit to the personal jurisdiction of said courts.

30.	Time of the Essence.

Time is hereby expressly declared to be of the essence of this lease and of each and every term, covenant, agreement, condition and provision hereof.

31.	Paragraph Headings.

Paragraph headings in this lease are for convenience only and are not to be construed as a part of this lease or in any way limiting or amplifying the provisions hereof.

32.	Remedies Cumulative.

All remedies hereinbefore and hereafter conferred upon Lessor shall be deemed cumulative and no one exclusive of the other, or any other remedy conferred by law.

33.	Lease Construed as a Whole.

The language in all parts of this lease shall in all cases be construed as a whole according to its fair meaning and not strictly for nor against either Lessor or Lessee. Notwithstanding the foregoing, the provisions of paragraphs 3 (“Use”) and 13 (“Assignment-Successors and Assigns”) shall be construed in favor of Lessor. Lessee agrees that this lease shall not be interpreted against Lessor by reason of Lessor’s preparation of portions of this lease and Lessee hereby waives any contrary provisions of the law.

34.	Meaning of Terms.

Whenever the context so requires, the neuter gender shall include the masculine and the feminine, and the singular number shall include the plural.

35.	Notices.

(a) All notices, demands or other writings in this lease provided to be given or made or sent, or which may be given or made or sent, by Lessee to Lessor shall be deemed for all purposes to have been fully given or made or sent to Lessor when made in writing and deposited in the United States Mail, registered or certified, postage prepaid, and addressed to Office of the Vice President for Business and Finance, 105 Encina Hall, Stanford University, Stanford, California, Attention: Manager of Land Resources. The address to which any such notice, demand, or other writing may be given or made or sent to Lessor may be changed upon written notice given by Lessor in the manner specified in the succeeding subparagraph 35(b).

17.

(b) All notices, demands, or other writings in this Lease provided to be given or made or sent, or which may be given or made or sent, by Lessor to Lessee, shall be deemed for all purposes to have been fully given or made or sent to Lessee and to all partners, general and limited, of Lessee and to any person having any interest in Lessee or in the leased premises by or through Lessee, when made in writing and deposited in the United States Mail, registered or certified, postage prepaid, and addressed to:

Hansen Properties, Ltd.

c/o Wells Fargo Bank

505 California Avenue

Palo Alto, California 94306

Attention:    Don McMullen

                       Asst. Vice President

Lessee may change the person named to receive any such notice, demand, or other writing or may change the address of such person by written notice given by Lessee to Lessor in the manner specified in the preceding subparagraph 35(a), provided, however, that the person so named shall under no circumstances be other than a bank or trust company in the San Francisco Bay Area, and Lessor shall in no event be obligated to recognize any change in the designation of such person to one other than such a bank or trust company.

(c) Lessor also shall deposit in the United States Mail, registered or certified postage prepaid, a duplicate notice of all notices sent to Lessee addressed to:

Charles S. McCandless

1032 Elwell Court

Palo Alto, California 94303

(d) This Lease is made and all obligations hereunder arise and are to be performed in the Palo Alto - Mountain View Judicial District of the County of Santa Clara, State of California.

36.	Obligations Joint and Several; Performance.

(a) Lessee and each general partner of Lessee and their respective heirs, executors, administrators, successors, and assigns, shall be jointly and severally liable for timely performance of all the terms, covenants, agreements and conditions herein contained. Upon the withdrawal, retirement, death, or incapacity of any one or more general partners of Lessee or termination of the partnership of Lessee:

(i) This Lease shall continue in full force and effect.

(ii) Each withdrawn or retired general partner and the estate of each deceased or incapacitated general partner shall remain fully liable for timely performance of all the terms, covenants, agreements and conditions herein contained unless and until relieved of such liability as provided in the next subparagraph (iii),

(iii) Each withdrawn or retired general partner and the estate of each deceased or incapacitated general partner shall be fully relieved of any and all liability arising in

18.

connection with the performance of the terms, covenants, agreements and conditions herein contained, except such liability as relates to an event occurring on or before, or circumstances existing at, the effective date of the written instrument hereinafter mentioned, when, but only when, Lessor has received from a financially sound and responsible person, firm or corporation a written instrument, in form satisfactory to Lessor, undertaking to perform all the terms, covenants, agreements and conditions herein contained.

(b) There shall at all times during the terms of this Lease be in existence at least one financially sound and responsible person, firm or corporation, who shall have undertaken by written instrument, in form satisfactory to Lessor, to perform all the terms, covenants, agreements and conditions herein contained, to which person, firm or corporation, as the case may be, Lessor may look for performance of such terms, covenants, agreements and conditions.

(c) Lessee shall designate a Managing Partner who shall have authority to represent Lessee and to bind Lessee on all matters relating to this Lease. Lessor may, at its option, refuse to deal with any person other than the Managing Partner on matters relating to this Lease. The designation or replacement of the Managing Partner shall be made only in writing, duly signed by all the then general partners of Lessee.

(d) Lessee warrants: (i) that Lessee is a California limited partnership; and (ii) that the general partners of Lessee are Charles S. McCandless and Jean A. McCandless.

19.

IN WITNESS WHEREOF, the parties hereto have executed this instrument in duplicate by proper persons hereunto duly authorized as of the day and year first hereinabove written.

Approved:	THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

[Illegible]	By:	/s/ Robert H. Augsburger
[Illegible]		Robert H. Augsburger Vice President for Business & Finance

LESSOR

HANSEN PROPERTIES, LIMITED

/s/ Charles S. McCandless
Charles S. McCandless General Partner and Managing Partner

/s/ Jean A. McCandless
Jean A. McCandless General Partner

LESSEE

20.

HANSEN
WAY
EL CAMINO REAL
PARCEL A
5092 AC. ±
PARCEL B
1650 AC. ±
(Leased premises)
N 56° 39' 00" W
317.03
208.00'
N56°39'00"W
375.40
450.17
744.70
N 33°21'00"E
734.61
526.61'
296.00'
40'
40.00'
R/W CITY OF PALO ALTO (3067 O.R. 100)
20' STORM DRAINAGE EASEMENT O.R.
10' SANITARY SEWER EASEMENT
LANDS OF SOUTHERN PACIFIC RAILROAD (RIGHT OF WAY) 7541 O.R. 117 30' WIDE
5' ELECTRICAL ESMT (5905 O.R. 218)
10' SANITARY SEWER ESMT. (3790 O.R. 119)
L=532.67
L=216.0'
OLD RIGHT OF WAY LINE
& MONUMENT LINE
FOUND R.R. SPIKE
STATE HIGHWAY STATION 144+27.00 6"X6" CONC. MONUMENT

EXHIBIT A to LEASE

Page 1 of 2.

The leased premises shall be PARCEL B, above.

26' EASEMENT
5' LANDSCAPE STRIP
N 56° 39' 00" W
317.03
PARCEL B
1.660 AC. ±
208.00'
N56° 39' 00" W 375.40'
PARCEL A
5.092 AC. ±
HANSEN
WAY
N 33° 21' 00" E
20' STORM DRAINAGE EASEMENT O.R.
R/W CITY OF PALO ALTO (3067 O.R. 108)
734.61'
526.61'
40'
40'
10' SANITARY SEWER EASEMENT
450.17'
N 56° 39' 00" W
40.00'
296.00'
LANDS OF SOUTHERN PACIFIC RAILROAD (RIGHT OF WAY) 7541 O.R. 117 30' WIDE
5' ELECTRICAL ESMT (5905 O.R. 218)
L=532.67'
10' SANITARY SEWER ESMT. (3790 O.R. 119)
744.70'
N 56° 39' 00" W
OLD RIGHT OF WAY LINE & MONUMENT LINE
120'
EL CAMINO REAL

EXHIBIT A to LEASE

Page 2 of 2

Easement reserved by Lessor

LEGAL DESCRIPTION

STRIP PARCEL “B” PORTION OF STANFORD INDUSTRIAL PARK, PALO ALTO

SANTA CLARA COUNTY, CALIFORNIA

ALL THAT certain real property situate in the City of Palo Alto, County of Santa Clara, State of California, described as follows:

BEGINNING at a point on the Southeasterly line of that certain 30 foot strip of land, as said strip of land is described in that certain amendment of lease by and between the Board of Trustees of the Leland Stanford Junior University and the Southern Pacific Company, a Corporation, said amendment of lease being filed for record in the office of the recorder of Santa Clara County, State of California, on October 20, 1966 in Book 7541 of Official Records at Page 117, said Southeasterly line having a radius of 2842.84 feet. Said Point of Beginning being on said Southeasterly line at a point of intersection with the Northwesterly line of that certain 2 acre parcel of land described in the Decree of Final Distribution, a certified copy of which decree was filed for record August 27, 1937 in Book 837 at Page 273, Official Records of Santa Clara County, California, a radial line at said Point of Beginning bears North 59°18’45” West.

THENCE from said Point of Beginning along said 30 foot strip line on the arc of a curve to the left having a radius of 2842.84 feet, a central angle of 10°44’02”, an arc distance of 532.58 feet to the TRUE POINT OF BEGINNING of the herein described parcel.

THENCE from said TRUE POINT OF BEGINNING Southwesterly along said 30 strip line on the arc of a curve to the left from a tangent which bears South 19°57’13” West having a radius of 2842.84 feet, a central angle of 4°21’11”, an arc distance of 215.99 feet; thence leaving the line of said 30 foot strip on a non-radial line South 56°39’00” East 18.91 feet; thence Northeasterly along the arc of a curve to the right, from a tangent which bears North 15°29’01” East having a radius of 2824.84 feet, a central angle of 4°22’59” East, an arc distance of 216.10 feet; thence leaving said curve on a non-radial line North 56°39’00” West 18.51 feet to the TRUE POINT OF BEGINNING.

RESERVING therefrom an easement for underground electric power and telephone utilities and appurtenances thereto as conveyed to the City of Palo Alto, a Municipal Corporation, by instrument recorded February 14, 1963 in Book 5905 Page 218 of Official Records, said easement being a strip of land 10 feet in width.

Exhibit B to Lease

EXHIBIT C

SUBLEASED PREMISES

700 Hansen Way
Palo Alto, CA

| Criteria | Bldg |
|---|---|
| Location | |
| Economic Consideration | |
| Exterior Building Appearance | |
| Interior Condition | |
| Accessibility | |
| Flexible Term | |
| Expansion Capabilities | |
| Signage | |
| Building Owner/Management | |
| Amenities | |
| Security | |
| Parking | |
| Total Score | |

*Rank each criteria 1 - 5, with 1 being the lowest and 5 being the highest*

Studley | TELIK

EXHIBIT D

JANITORIAL SPECIFICATIONS

[NOT APPLICABLE]

EXHIBIT E

LIST OF EXISTING FURNITURE IN SUBLEASED PREMISES

Furniture	QTY
18” x 41.5” (3.5ft, 5-drawers tall) beige cabinets
20” x 3” (3ft, 2 drawers) beige cabinets
18” X 41.5” (~3.5ft, 2 drawers) beige cabinets
18” X 41.5” (`3.5ft, 2 drawers) gray cabinet
Beige safe cabinets (14.5” x 22”)
Gray safe cabinets
Chairs with wheels
Regular desk chairs
Work stations